Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

Dated as of December 20, 2010

by and between

PONIARD PHARMACEUTICALS, INC.

and

SMALL CAP BIOTECH VALUE, LTD.

i

ii

Annex A.                                             Definitions

iii

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT, made and entered into on this  20th day of December 2010 (this “Agreement”), by and between Small Cap Biotech Value, Ltd., a business company incorporated under the laws of the British Virgin Islands (the “Investor”), and Poniard Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Washington (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in Annex A hereto.

RECITALS

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company may issue and sell to the Investor and the Investor shall thereupon purchase from the Company up to $10,000,000 of newly issued shares of the Company’s common stock, $0.02 par value (“Common Stock”), subject, in all cases, to the Trading Market Limit (except as expressly provided in Section 2.14);

WHEREAS, in partial consideration for the Investor’s execution and delivery of this Agreement, the Company is concurrently causing its transfer agent to issue to the Investor the Commitment Shares in accordance with the terms and subject to the conditions of this Agreement; and

WHEREAS, the issuance of the Commitment Shares and the offer and sale of the Shares hereunder have been registered by the Company in the Registration Statement, which has been declared effective by order of the Commission under the Securities Act;

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF COMMON STOCK

Section 1.1                                   Purchase and Sale of Stock.  Upon the terms and subject to the conditions of this Agreement, during the Investment Period the Company in its discretion may issue and sell to the Investor up to $10,000,000 (the “Total Commitment”) of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (subject in all cases to the Trading Market Limit (except as expressly provided in Section 2.14), the “Aggregate Limit”), by (i) the delivery to the Investor of not more than 24 separate Fixed Request Notices (unless the Investor and the Company mutually agree that a different number of Fixed Request Notices may be delivered) as provided in Article II hereof and (ii) the exercise by the Investor of Optional Amounts, which the Company may in its discretion grant to the Investor and which may be exercised by the Investor, in whole or in part, as provided in Article II hereof. The aggregate of all Fixed Request Amounts and Optional Amount Dollar Amounts shall not exceed the Aggregate Limit.

Section 1.2                                   Effective Date; Settlement Dates. This Agreement shall become effective and binding upon the payment of the fees required to be paid on or prior to the Effective Date pursuant to Section 9.1, the delivery of irrevocable instructions to issue the

Commitment Shares to the Investor or its designees as provided in Sections 2.13 and 6.1, the delivery of counterpart signature pages of this Agreement executed by each of the parties hereto, and the delivery of all other documents, instruments and writings required to be delivered on the Effective Date, in each case as provided in Section 6.1 hereof, to the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166, at 5:00 p.m., New York time, on the Effective Date.  In consideration of and in express reliance upon the representations, warranties and covenants, and otherwise upon the terms and subject to the conditions, of this Agreement, from and after the Effective Date and during the Investment Period (i) the Company shall issue and sell to the Investor, and the Investor agrees to purchase from the Company, the Shares in respect of each Fixed Request and (ii) the Investor may in its discretion elect to purchase Shares in respect of each Optional Amount.  The issuance and sale of Shares to the Investor pursuant to any Fixed Request or Optional Amount shall occur on the applicable Settlement Date in accordance with Sections 2.7 and 2.9 (or on such Trading Day in accordance with Section 2.8, as applicable), provided in each case that all of the conditions precedent thereto set forth in Article VI theretofore shall have been fulfilled or (to the extent permitted by applicable law) waived.

Section 1.3                                   Reservation of Common Stock.  The Company has or will have duly authorized and reserved for issuance, and covenants to continue to so reserve once reserved for issuance, free of all preemptive and other similar rights, at all times during the Investment Period, the requisite aggregate number of authorized but unissued shares of its Common Stock to timely effect the issuance, sale and delivery in full to the Investor of all Shares to be issued in respect of all Fixed Requests and Optional Amounts under this Agreement, in any case prior to the issuance to the Investor of such Shares.

Section 1.4                                   Current Report; Prospectus Supplement.  As soon as practicable, but in any event not later than 5:30 p.m. (New York time) on the first Trading Day immediately following the Effective Date, the Company shall file with the Commission (i) a report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, this Agreement (the “Current Report”), and (ii) a Prospectus Supplement pursuant to Rule 424(b) under the Securities Act specifically relating to the transactions contemplated by, and describing the material terms and conditions of, this Agreement, containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430B under the Securities Act, and disclosing all information relating to the transactions contemplated hereby required to be disclosed in the Registration Statement and the Prospectus as of the Effective Date, including, without limitation, information required to be disclosed in the section captioned “Plan of Distribution” in the Prospectus. The Current Report shall include a copy of this Agreement as an exhibit and shall be incorporated by reference in the Registration Statement and the Prospectus. The Company heretofore has provided the Investor a reasonable opportunity to comment on a draft of such Current Report and Prospectus Supplement and has given due consideration to such comments. Pursuant to Section 5.9 and subject to the provisions of Section 5.8, on the first Trading Day immediately following the last Trading Day of each Pricing Period, the Company shall file with the Commission a Prospectus Supplement pursuant to Rule 424(b) under the Securities Act disclosing the total number of Shares to be issued and sold to the Investor thereunder, the total purchase price therefor and the net proceeds to be received by the Company therefrom.

ARTICLE II
FIXED REQUEST TERMS; OPTIONAL AMOUNT

Subject to the satisfaction of the conditions set forth in this Agreement, the parties agree (unless otherwise mutually agreed upon by the parties in writing) as follows:

Section 2.1                                   Fixed Request Notice.  The Company may, from time to time in its sole discretion, no later than 9:30 a.m. (New York time) on the second Trading Day immediately preceding the first Trading Day of the Pricing Period, provide to the Investor a Fixed Request notice, substantially in the form attached hereto as Exhibit A (the “Fixed Request Notice”), which Fixed Request Notice shall become effective at 9:30 a.m. (New York time) on the first Trading Day of the Pricing Period specified in the Fixed Request Notice. The Fixed Request Notice shall specify the Fixed Amount Requested, establish the Threshold Price for such Fixed Request, designate the first and last Trading Day of the Pricing Period and specify the Optional Amount, if any, that the Company elects to grant to the Investor during the Pricing Period and the applicable Threshold Price for such Optional Amount (the “Optional Amount Threshold Price”). The Threshold Price and the Optional Amount Threshold Price established by the Company in a Fixed Request Notice may be the same or different, in the Company’s sole discretion. Upon the terms and subject to the conditions of this Agreement, the Investor is obligated to accept each Fixed Request Notice prepared and delivered in accordance with the provisions of this Agreement.

Section 2.2                                   Fixed Requests.  From time to time during the Investment Period, the Company may in its sole discretion deliver to the Investor a Fixed Request Notice for a specified Fixed Amount Requested, and the applicable discount price (the “Discount Price”) shall be determined, in accordance with the price and share amount parameters as set forth below or such other parameters mutually agreed upon by the Investor and the Company, and upon the terms and subject to the conditions of this Agreement, the Investor shall purchase from the Company the Shares subject to such Fixed Request Notice at the Discount Price; provided, however, that (i) if an ex-dividend date is established by the Trading Market in respect of the Common Stock on or between the first Trading Day of the applicable Pricing Period and the applicable Settlement Date, the Discount Price shall be reduced by the per share dividend amount and (ii) unless the parties otherwise mutually agree, the Company may not deliver any single Fixed Request Notice for a Fixed Amount Requested in excess of the lesser of (a) the amount in the applicable Fixed Amount Requested column below and (b) 2.5% of the Market Capitalization:

Threshold Price	Fixed Amount Requested	Discount Price

Equal to or greater than $2.00	Not to exceed $2,500,000	94.00% of the VWAP

Equal to or greater than $1.50 and less than $2.00	Not to exceed $1,875,000	93.75% of the VWAP

Equal to or greater than $1.00 and less than $1.50	Not to exceed $1,250,000	93.50% of the VWAP

Equal to or greater than $0.90 and less than $1.00	Not to exceed $1,125,000	93.25% of the VWAP

Equal to or greater than $0.80 and less than $0.90	Not to exceed $1,000,000	93.00% of the VWAP

Equal to or greater than $0.70 and less than $0.80	Not to exceed $875,000	93.00% of the VWAP

Equal to or greater than $0.60 and less than $0.70	Not to exceed $750,000	93.00% of the VWAP

Equal to or greater than $0.50 and less than $0.60	Not to exceed $625,000	93.00% of the VWAP

Equal to or greater than $0.40 and less than $0.50	Not to exceed $500,000	93.00% of the VWAP

Equal to or greater than $0.30 and less than $0.40	Not to exceed $375,000	93.00% of the VWAP

Equal to or greater than $0.20 and less than $0.30	Not to exceed $250,000	93.00% of the VWAP

Anything to the contrary in this Agreement notwithstanding, unless otherwise mutually agreed upon by the Investor and the Company, at no time shall the Investor be required to purchase more than $2,500,000 worth of Common Stock in respect of any Pricing Period (not including Common Stock subject to any Optional Amount).  The date on which the Company delivers any Fixed Request Notice in accordance with this Section 2.2 hereinafter shall be referred to as a “Fixed Request Exercise Date”.

Section 2.3                                   Share Calculation.  With respect to the Trading Days during the applicable Pricing Period for which the VWAP equals or exceeds the Threshold Price, the number of Shares to be issued by the Company to the Investor pursuant to a Fixed Request shall equal the aggregate sum of each quotient (calculated for each Trading Day during the applicable Pricing Period for which the VWAP equals or exceeds the Threshold Price) determined pursuant to the following equation (rounded to the nearest whole Share):

N =             (A x B)/C, where:

N =             the number of Shares to be issued by the Company to the Investor in respect of a Trading Day during the applicable Pricing Period for which the VWAP equals or exceeds the Threshold Price,

A =            0.125 (the “Multiplier”), provided, however, that if the Company and the Investor mutually agree prior to the commencement of a Pricing Period that the number of consecutive Trading Days constituting a Pricing Period shall be less than eight (8), then the Multiplier correspondingly shall be increased to equal the decimal equivalent (in 10-millionths) of a fraction, the numerator of which is one and the denominator of which equals the number of Trading Days in the reduced Pricing Period (it being hereby acknowledged and agreed that this proviso shall not apply to any unilateral determination by the Company to reduce a Pricing Period, but rather, Section 2.8 hereof shall apply),

B =              the total Fixed Amount Requested, and

C =              the applicable Discount Price.

Section 2.4                                   Limitation of Fixed Requests.  The Company shall not make more than one Fixed Request in each Pricing Period.  Not less than five Trading Days shall elapse between the end of one Pricing Period and the commencement of any other Pricing Period during the Investment Period. There shall be permitted a maximum of 24 Fixed Requests during the Investment Period.  Each Fixed Request automatically shall expire immediately following the last Trading Day of each Pricing Period.

Section 2.5                                   Reduction of Commitment.  On the Settlement Date with respect to a Pricing Period, the Investor’s Total Commitment under this Agreement automatically (and without the need for any amendment to this Agreement) shall be reduced, on a dollar-for-dollar basis, by the total amount of the Fixed Request Amount and the Optional Amount Dollar Amount, if any, for such Pricing Period paid to the Company at such Settlement Date.

Section 2.6                                   Below Threshold Price.  If the VWAP on any Trading Day in a Pricing Period is lower than the Threshold Price, then for each such Trading Day the Fixed Amount Requested shall be reduced, on a dollar-for-dollar basis, by an amount equal to the product of (x) the Multiplier and (y) the total Fixed Amount Requested, and no Shares shall be purchased or sold with respect to such Trading Day, except as provided below. If trading in the Common Stock on the Trading Market is suspended for any reason for more than three hours on any Trading Day, the Investor may at its option deem the price of the Common Stock to be lower than the Threshold Price for such Trading Day and, for each such Trading Day, the total amount of the Fixed Amount Requested shall be reduced as provided in the immediately preceding sentence, and no Shares shall be purchased or sold with respect to such Trading Day, except as provided below. For each Trading Day during a Pricing Period on which the VWAP is lower (or is deemed to be lower as provided in the immediately preceding sentence) than the Threshold Price, the Investor may in its sole discretion elect to purchase such U.S. dollar amount of Shares equal to the amount by which the Fixed Amount Requested has been reduced in accordance with this Section 2.6, at the Threshold Price multiplied by the applicable percentage determined in accordance with the price and share amount parameters set forth in Section 2.2. The Investor shall inform the Company via facsimile transmission not later than 8:00 p.m. (New York time) on the last Trading Day of such Pricing Period as to the number of Shares, if any, the Investor elects to purchase as provided in this Section 2.6.

Section 2.7                                   Settlement.  The payment for, against simultaneous delivery of, Shares in respect of each Fixed Request shall be settled on the second Trading Day next following the last Trading Day of each Pricing Period, or on such earlier date as the parties may mutually agree (the “Settlement Date”). On each Settlement Date, the Company shall, or shall cause its transfer agent to, electronically transfer the Shares purchased by the Investor by crediting the Investor’s or its designees’ account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system, which Shares shall be freely tradable and transferable and without restriction on resale, against simultaneous payment therefor to the Company’s designated account by wire transfer of immediately available funds; provided that if the Shares are received by the Investor later than 1:00 p.m. (New York time), payment therefor shall be made with next day funds. As set forth in Section 9.1(ii), a failure by the Company to deliver such Shares shall result in the payment of partial damages by the Company to the Investor.

Section 2.8                                   Reduction of Pricing Period.  If during a Pricing Period the Company elects to reduce the number of Trading Days in such Pricing Period (and thereby amend its previously delivered Fixed Request Notice), the Company shall so notify the Investor before

9:00 a.m. (New York time) on any Trading Day during a Pricing Period (a “Reduction Notice”) and the last Trading Day of such Pricing Period shall be the Trading Day immediately preceding the Trading Day on which the Investor received such Reduction Notice; provided, however, that if the Company delivers the Reduction Notice later than 9:00 a.m. (New York time) on a Trading Day during a Pricing Period, then the last Trading Day of such Pricing Period instead shall be the Trading Day on which the Investor received such Reduction Notice.

Upon receipt of a Reduction Notice, the Investor (i) shall purchase the Shares in respect of each Trading Day in such reduced Pricing Period for which the VWAP equals or exceeds the Threshold Price in accordance with Section 2.3 hereof; (ii) may elect to purchase the Shares in respect of any Trading Day in such reduced Pricing Period for which the VWAP is (or is deemed to be) lower than the Threshold Price in accordance with Section 2.6 hereof; and (iii) may elect to exercise all or any portion of an Optional Amount on any Trading Day during such reduced Pricing Period in accordance with Sections 2.10 and 2.11 hereof.

In addition, upon receipt of a Reduction Notice, the Investor may elect to purchase such U.S. dollar amount of additional Shares equal to the product determined pursuant to the following equation:

D =             (A/B) x (B – C), where:

D =             the U.S. dollar amount of additional Shares to be purchased,

A =            the Fixed Amount Requested,

B =              8 or, for purposes of this Section 2.8, such lesser number of Trading Days as the parties may mutually agree to, and

C =              the number of Trading Days in the reduced Pricing Period,

at a per Share price equal to (x) the Fixed Amount Requested attributable to the reduced Pricing Period divided by (y) the number of Shares to be purchased during such reduced Pricing Period pursuant to clauses (i) and (ii) (as applicable) of the immediately preceding paragraph.

The Investor may also elect to exercise any portion of the applicable Optional Amount which was unexercised during the reduced Pricing Period by issuing an Optional Amount Notice to the Company not later than 10:00 a.m. (New York time) on the first Trading Day next following the last Trading Day of the reduced Pricing Period. The number of Shares to be issued upon exercise of such Optional Amount shall be calculated pursuant to the equation set forth in Section 2.10 hereof, except that “C” shall equal the greater of (i) the VWAP for the Common Stock on the last Trading Day of the reduced Pricing Period or (ii) the Optional Amount Threshold Price.

The payment for, against simultaneous delivery of, Shares to be purchased and sold in accordance with this Section 2.8 shall be settled on the second Trading Day next following the Trading Day on which the Investor receives a Reduction Notice.

Section 2.9                                   Optional Amount.  With respect to any Pricing Period, the Company may in its sole discretion grant to the Investor the right to exercise, from time to time during the Pricing Period (but not more than once on any Trading Day), all or any portion of an Optional Amount.  The maximum Optional Amount Dollar Amount and the Optional Amount Threshold Price shall be set forth in the Fixed Request Notice.  If an ex-dividend date is established by the Trading Market in respect of the Common Stock on or between the first Trading Day of the applicable Pricing Period and the applicable Settlement Date, the applicable exercise price in respect of the Optional Amount shall be reduced by the per share dividend amount.  Each daily Optional Amount exercise shall be aggregated during the Pricing Period and settled on the next Settlement Date.  The Optional Amount Threshold Price designated by the Company in its Fixed Request Notice shall apply to each Optional Amount exercised during the applicable Pricing Period.

Section 2.10                            Calculation of Optional Amount Shares.  The number of shares of Common Stock to be issued in connection with the exercise of an Optional Amount shall be the quotient determined pursuant to the following equation (rounded to the nearest whole Share):

O =             A/(B x C), where:

O =             the number of shares of Common Stock to be issued in connection with such Optional Amount exercise,

A =            the Optional Amount Dollar Amount with respect to which the Investor has delivered an Optional Amount Notice,

B =              the applicable percentage determined in accordance with the price and shares amount parameters set forth in Section 2.2 (with the Optional Amount Threshold Price serving as the Threshold Price for such purposes), and

C =              the greater of (i) the VWAP for the Common Stock on the day the Investor delivers the Optional Amount Notice or (ii) the Optional Amount Threshold Price.

Section 2.11                            Exercise of Optional Amount.  If granted by the Company to the Investor with respect to a Pricing Period, all or any portion of the Optional Amount may be exercised by the Investor on any Trading Day during the Pricing Period, subject to the limitations set forth in Section 2.9.  As a condition to each exercise of an Optional Amount pursuant to this Section 2.11, the Investor shall issue an Optional Amount Notice to the Company no later than 8:00 p.m. (New York time) on the day of such Optional Amount exercise.  If the Investor does not exercise an Optional Amount in full by 8:00 p.m. (New York time) on the last Trading Day of the applicable Pricing Period, such unexercised portion of the Investor’s Optional Amount with respect to that Pricing Period automatically shall lapse and terminate.

Section 2.12                            Aggregate Limit. Notwithstanding anything to the contrary contained in this Agreement, in no event may the Company issue a Fixed Request Notice or grant an Optional Amount to the extent that the sale of Shares pursuant thereto and pursuant to all prior Fixed Request Notices and Optional Amounts issued hereunder, and as partial damages pursuant to Section 9.1(ii), would cause the Company to sell or the Investor to purchase Shares which in the aggregate are in excess of the Aggregate Limit.  If the Company issues a Fixed Request Notice or Optional Amount that otherwise would permit the Investor to purchase shares of Common Stock which would cause the aggregate purchases by Investor hereunder to exceed the Aggregate Limit, such Fixed Request Notice or Optional Amount shall be void ab initio to the extent of the amount by which the dollar value of shares or number of shares, as the case may be, of Common Stock otherwise issuable pursuant to such Fixed Request Notice or Optional Amount together with the dollar value of shares or number of shares, as the case may be, of all other Common Stock purchased by the Investor pursuant hereto, or issued as partial damages pursuant to Section 9.1(ii), would exceed the Aggregate Limit.  The Company hereby represents, warrants and covenants that neither it nor any of its Subsidiaries (i) has effected any transaction or series of transactions, (ii) is a party to any pending transaction or series of transactions or (iii) shall enter into any contract, agreement, agreement-in-principle, arrangement or understanding with respect to, or shall effect, any Other Financing which, in any of such cases, may be aggregated with the transactions contemplated by this Agreement for purposes of determining whether approval of the Company’s stockholders is required under any bylaw, listed securities maintenance standards or other rules of the Trading Market; provided, however, that the Company shall be permitted to take any action referred to in clause (iii) above if (a) the Company has timely provided the Investor with an Integration Notice as provided in Section 5.6(ii) hereof and (b) unless the Investor has previously terminated this Agreement pursuant to Section 7.2, the Company obtains any requisite stockholder approval which may be required for the Company to consummate such Other Financing described in such Integration Notice.

At the Company’s sole discretion, and effective automatically upon delivery of notice by the Company to the Investor, this Agreement may be amended by the Company from time to time to reduce the Aggregate Limit by a specified dollar amount and/or number of shares of Common Stock as shall be determined by the Company in its sole discretion; provided, however, that any such amendment of this Agreement (and any such purported amendment) shall be void and of no force and effect if the effect thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under this Agreement, including, without limitation, the obligation of the Company to deliver the Commitment Shares to the Investor in accordance with the terms of Section 2.13 and Section 6.1 of this Agreement, and the obligation of the Company to deliver the Shares to the Investor in respect of a previously delivered Fixed Request or Optional Amount on the applicable Settlement Date.  In the event the Company shall have elected to reduce the Aggregate Limit as provided in the immediately preceding sentence, at the Company’s sole discretion, and effective automatically upon delivery of notice by the Company to the Investor, the Company may subsequently amend this Agreement to increase the Aggregate Limit up to $10,000,000, subject in all cases to the Trading Market Limit (except as expressly provided in Section 2.14); provided, however, that in no event shall the Company be entitled to issue Fixed Requests and grant Optional Amounts during the remainder of the Investment Period for an aggregate amount greater than the amount obtained by subtracting (x) the aggregate of all Fixed Request Amounts and Optional Amount Dollar Amounts (including any amounts paid as partial damages pursuant to Section 9.1(ii) hereunder) covered by all Fixed Requests and Optional Amounts theretofore issued or granted by the Company in respect of which a settlement has occurred pursuant to Section 2.7 from (y) $10,000,000, subject in all cases to the Trading Market Limit (except as expressly provided in Section 2.14).

Section 2.13                            Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement, concurrently with the execution and delivery of this Agreement on the Effective Date, the Company shall deliver irrevocable instructions to its transfer agent to electronically transfer the Commitment Shares to the Investor, not later than 4:00 p.m. (New York time) on the second Trading Day immediately following the Effective Date, by crediting the Investor’s or its designees’ account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system, which Commitment Shares shall be issued pursuant to the Registration Statement and without any restriction on resale, provided that the Investor hereby agrees that it shall not resell or transfer such Commitment Shares for a period of 90 days immediately following the Effective Date, except for any transfer to an Affiliate of the Investor. For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the Effective Date, regardless of whether any Fixed Requests are issued by the Company or settled hereunder.

Section 2.14                            Market Regulation. Notwithstanding anything in this Agreement to the contrary, the Trading Market Limit shall not be applicable for any purposes of this Agreement or the transactions contemplated hereby, solely to the extent (and only for so long as) the Average Discount Price shall equal or exceed the Base Price (it being hereby acknowledged and agreed that the Trading Market Limit shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all other times during the term of this Agreement); provided, however, that the Company shall not issue any shares of Common Stock under this Agreement if such issuance would otherwise breach the Company’s obligations under the rules and regulations f the Trading Market. “Base Price” shall mean a price per Share equal to the sum of (i) the Signing Market Price and (ii) $0.011, subject to (a) upward adjustment (by such amount to be mutually agreed by the Company and the Investor consistent with the rules and regulations of the Trading Market) in the event any shares of Common Stock are issued by the Company as partial damages pursuant to Section 9.1(ii) and (b) adjustment for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions that occur on or after the date of this Agreement. “Signing Market Price” shall mean $0.480, representing the consolidated closing bid price of the Common Stock as reported on the Trading Market on the Effective Date. The Company hereby represents and warrants to the Investor that the book value per share of Common Stock on the Effective Date is less than the Signing Market Price. “Average Discount Price” shall mean a price per Share (rounded to the nearest tenth of a cent) equal to the quotient obtained by dividing (i) the total aggregate gross purchase price paid by the Investor for all Shares purchased pursuant to all Fixed Requests and Optional Amounts under this Agreement, by (ii) the total aggregate number of Shares issued pursuant to all Fixed Requests and Optional Amounts under this Agreement. The provisions of this Section 2.14 shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 2.14, only if necessary to ensure compliance with the rules and regulations of the Trading Market.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby makes the following representations and warranties to the Company:

Section 3.1                                   Organization and Standing of the Investor.  The Investor is a business company duly organized, validly existing and in good standing under the laws of the British Virgin Islands.

Section 3.2                                   Authorization and Power.  The Investor has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to purchase the Shares in accordance with the terms hereof.  The execution, delivery and performance of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Investor, its Board of Directors or stockholders is required.  This Agreement has been duly executed and delivered by the Investor. This Agreement constitutes a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

Section 3.3                                   No Conflicts.  The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated herein do not and shall not (i) result in a violation of such Investor’s charter documents, bylaws or other applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound, (iii) create or impose any lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is party or under which the Investor is bound or under which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect.  The Investor is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof.

Section 3.4                                   Information.  All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Investor have been furnished or otherwise made available to the Investor or its advisors (subject to Section 5.12 of this Agreement).  The Investor and its advisors have been afforded the opportunity to ask questions of representatives of the Company.  The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.  The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

Section 3.5                                   Status of Investor. The Investor is not an “affiliate” (as such term is defined under Rule 144(a)(1) promulgated under the Securities Act) of Azimuth Opportunity Ltd., an international business company incorporated under the laws of the British Virgin Islands, or Commerce Court Small Cap Value Fund, Ltd., a business company incorporated under the laws of the British Virgin Islands.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedule delivered by the Company to the Investor (which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement) (the “Disclosure Schedule”), the Company hereby makes the following representations and warranties to the Investor:

Section 4.1                                   Organization, Good Standing and Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has the requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  The Company and each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction in which the failure to be so qualified would not have a Material Adverse Effect.

Section 4.2                                   Authorization, Enforcement.  The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Securities in accordance with the terms hereof.  Except for approvals of the Company’s Board of Directors or a committee thereof as may be required in connection with any issuance and sale of Shares to the Investor hereunder (which approvals shall be obtained prior to the delivery of any Fixed Request Notice), the execution, delivery and performance by the Company of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

Section 4.3                                   Capitalization.  The authorized capital stock of the Company and the shares thereof issued and outstanding are as set forth in the Commission Documents as of the dates reflected therein.  All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable.  Except as set forth in the Commission Documents, as of the Effective Date, no shares of Common Stock were entitled to preemptive rights or registration rights and there were no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company, other than those issued or granted in the ordinary course of business. Except as set forth in the Commission Documents, as of the Effective Date, there were no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into or exchangeable for any shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities or as set forth in the Commission Documents, as of the Effective Date, the Company was not a party to, and it had no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the Commission Documents, the offer and sale of all capital stock, convertible or exchangeable securities, rights, warrants or options of the Company issued prior to the Effective Date complied with all applicable federal and state securities laws, and no stockholder has any right of rescission or damages or any “put” or similar right with respect thereto that would have a Material Adverse Effect. The Company has furnished or made available to the Investor via the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) true and correct copies of the Company’s Articles of Incorporation as in effect on the Effective Date (the “Charter”), and the Company’s Bylaws as in effect on the Effective Date (the “Bylaws”).

Section 4.4                                   Issuance of Securities.  The Commitment Shares have been, and the Shares to be issued under this Agreement have been or will be (prior to the delivery of any Fixed Request Notice to the Investor hereunder), duly authorized by all necessary corporate action on the part of the Company. The Commitment Shares, when issued in accordance with the terms of this Agreement, and the Shares, when issued by the Company against payment of the Discount Price in accordance with the terms of this Agreement, shall be validly issued and outstanding, fully paid and nonassessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof.

Section 4.5                                   No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and shall not (i) result in a violation of any provision of the Company’s Charter or Bylaws, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Significant Subsidiaries is a party or is bound (including, without limitation, any listing agreement with the Trading Market), (iii) create or impose a lien, charge or encumbrance on any property of the Company or any of its Significant Subsidiaries under any agreement or any commitment to which the Company or any of its Significant Subsidiaries is a party or under which the Company or any of its Significant Subsidiaries is bound or under which any of their respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have a Material Adverse Effect.  The Company is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or to issue and sell the Securities to the Investor in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the Commission, the Financial Industry Regulatory Authority (the “FINRA”) or the Trading Market subsequent to the Effective Date, including but not limited to a Prospectus Supplement under Sections 1.4 and 5.9 of this Agreement, and any registration statement, prospectus or prospectus supplement which has been or may be filed pursuant to this Agreement).

Section 4.6                                   Commission Documents, Financial Statements.  (a) The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and, except as disclosed in the Commission Documents, as of the Effective Date the Company had timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all Commission Documents.  The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of the Commission Documents filed with the Commission prior to the Effective Date (including, without limitation, the 2009 Form 10-K) and has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of all of the Commission Documents heretofore incorporated by reference in the Registration Statement and the Prospectus. The Company has not provided to the Investor any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.  As of its filing date, each Commission Document filed with the Commission and incorporated by reference in the Registration Statement and the Prospectus (including, without limitation, the 2009 Form 10-K) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and, as of its filing date (or, if amended or superseded by a filing prior to the Effective Date, on the date of such amended or superseded filing), such Commission Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Each Commission Document to be filed with the Commission after the Effective Date and incorporated by reference in the Registration Statement, the Prospectus and any Prospectus Supplement required to be filed pursuant to Sections 1.4 and 5.9 hereof during the Investment Period (including, without limitation, the Current Report), when such document becomes effective or is filed with the Commission, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)                                 The financial statements, together with the related notes and schedules, of the Company included in the Commission Documents comply as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the Commission and all other applicable rules and regulations with respect thereto.  Such financial statements, together with the related notes and schedules, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements and are subject to normal year-end audit adjustments), and fairly present in all material respects the financial condition of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c)                                  The Company has timely filed with the Commission and made available to the Investor via EDGAR or otherwise all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002 (“SOXA”)) with respect to all relevant Commission Documents. The Company is in compliance in all material respects with the provisions of SOXA applicable to it as of the date hereof.  The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the timely and accurate preparation of the Company’s Commission filings and other public disclosure documents.  As used in this Section 4.6(c), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the Commission.

(d)                                 KPMG LLP and Ernst & Young, LLP, who have expressed their opinions on the audited financial statements and related schedules included or incorporated by reference in the Registration Statement and the Base Prospectus are, with respect to the Company, independent public accountants as required by the Securities Act and are independent registered public accounting firms within the meaning of SOXA as required by the rules of the Public Company Accounting Oversight Board.

Section 4.7                                   Subsidiaries.  NeoRx Manufacturing Group, Inc. (“NMG”), a corporation organized under the laws of the State of Washington, is the only Subsidiary of the Company as of the Effective Date.

Section 4.8                                   No Material Adverse Effect.  Since        December 31, 2009, the Company has not experienced or suffered any Material Adverse Effect, and there exists no current state of facts, condition or event which would have a Material Adverse Effect, except (i) as disclosed in any Commission Documents filed since December 31, 2009 or (ii) continued losses from operations.

Section 4.9                                   Indebtedness.  The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2010 sets forth, as of September 30, 2010, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments through such date.  For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $10,000,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others in excess of $10,000,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of

$10,000,000 due under leases required to be capitalized in accordance with GAAP. There is no existing or continuing default or event of default in respect of any Indebtedness of the Company or any of its Subsidiaries.

Section 4.10                            Title To Assets.  Each of the Company and its Subsidiaries has good and marketable title to all of their respective real and personal property reflected in the Commission Documents, free of mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the Commission Documents or those that would not have a Material Adverse Effect. To the Company’s knowledge, all real property leases of the Company are valid and subsisting and in full force and effect in all material respects.

Section 4.11                            Actions Pending.  There is no action, suit, claim, investigation or proceeding pending, or to the knowledge of the Company threatened, against the Company or any Subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto.  Except as set forth in the Commission Documents, there is no action, suit, claim, investigation or proceeding pending, or to the knowledge of the Company threatened, against or involving the Company, any Subsidiary or any of their respective properties or assets, or involving any officers or directors of the Company or any of its Subsidiaries, including, without limitation, any securities class action lawsuit or stockholder derivative lawsuit, in each case which, if determined adversely to the Company, its Subsidiary or any officer or director of the Company or its Subsidiaries, would have a Material Adverse Effect.

Section 4.12                            Compliance With Law.  The business of the Company and the Subsidiaries has been and is presently being conducted in compliance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents and except for such non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect.

Section 4.13                            Certain Fees.  Except for the placement fee payable by the Company to Reedland Capital Partners, an Institutional Division of Financial West Group, Member FINRA/SIPC (“Reedland”), which shall be set forth in a separate engagement letter between the Company and Reedland (a true and complete fully executed copy of which has heretofore been provided to the Investor), no brokers, finders or financial advisory fees or commissions shall be payable by the Company or any Subsidiary (or any of their respective affiliates) with respect to the transactions contemplated by this Agreement. Except as set forth in this Section 4.13 or as disclosed in Section 4.13 of the Disclosure Schedule or in the Registration Statement, the Prospectus or the Current Report, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company, the Investor or the Broker-Dealer for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, stockholders, partners, employees, Subsidiaries or Affiliates that may affect the FINRA’s determination of the amount of compensation to be received by any FINRA member (including, without limitation, those FINRA members set forth on Schedule 4.13 of the Disclosure Schedule) or person associated with any FINRA member in connection with the transactions contemplated by this Agreement.  Except as set forth in this

Section 4.13 or as disclosed in Section 4.13 of the Disclosure Schedule or in the Registration Statement, the Prospectus or the Current Report, no “items of value” (within the meaning of FINRA Rule 5110) have been received, and no arrangements have been entered into for the future receipt of any items of value, from the Company or any of its officers, directors, stockholders, partners, employees, Subsidiaries or Affiliates by any FINRA member (including, without limitation, those FINRA members set forth on Schedule 4.13 of the Disclosure Schedule) or person associated with any FINRA member, during the period commencing 180 days immediately preceding the Effective Date and ending on the date this Agreement is terminated in accordance with Article VII, that may affect the FINRA’s determination of the amount of compensation to be received by any FINRA member or person associated with any FINRA member in connection with the transactions contemplated by this Agreement.

Section 4.14                            Operation of Business. (a) The Company or one or more of its Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (including licenses, accreditation and other similar documentation or approvals of any local health departments) (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, including, without limitation, the United States Food and Drug Administration (“FDA”), necessary to conduct the business now operated by it, except where the failure to possess such Governmental Licenses, individually or in the aggregate, would not have a Material Adverse Effect.  The Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses and all applicable FDA rules and regulations, guidelines and policies, and all applicable rules and regulations, guidelines and policies of any governmental authority exercising authority comparable to that of the FDA (including any non-governmental authority whose approval or authorization is required under foreign law comparable to that administered by the FDA), except where the failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect.  As to each product that is subject to FDA regulation or similar legal provisions in any foreign jurisdiction that is developed, manufactured, tested, packaged, labeled, marketed, sold, distributed and/or commercialized by the Company or any of its Subsidiaries, each such product is being developed, manufactured, tested, packaged, labeled, marketed, sold, distributed and/or commercialized in compliance with all applicable requirements of the FDA (and any non-governmental authority whose approval or authorization is required under foreign law comparable to that administered by the FDA), including, but not limited to, those relating to investigational use, investigational device exemption, premarket notification, premarket approval, good clinical practices, good manufacturing practices, record keeping, filing of reports, and patient privacy and medical record security, except where such non-compliance, individually or in the aggregate, would not have a Material Adverse Effect.  As to each product or product candidate of the Company or any of its Subsidiaries subject to FDA regulation or similar legal provision in any foreign jurisdiction, all manufacturing facilities of the Company and its Subsidiaries are operated in compliance with the FDA’s Quality System Regulation requirements at 21 C.F.R. Part 820, as applicable, except where such non-compliance, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth in the Commission Documents or the Registration Statement, neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such

Governmental Licenses or relating to a potential violation of, failure to comply with, or request to produce additional information under, any FDA rules and regulations, guidelines or policies which, if the subject of any unfavorable decision, ruling or finding, individually or in the aggregate, would have a Material Adverse Effect.  Except as set forth in the Commission Documents or the Registration Statement, neither the Company nor any of its Subsidiaries has received any correspondence, notice or request from the FDA, including, without limitation, notice that any one or more products or product candidates of the Company or any of its Subsidiaries failed to receive approval from the FDA for use for any one or more indications.  This Section 4.14 does not relate to environmental matters, such items being the subject of Section 4.15.

(b)           Except as set forth in the Commission Documents, the Company or one or more of its Subsidiaries owns or possesses adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, trade dress, logos, copyrights and other intellectual property, including, without limitation, all of the intellectual property described in the Commission Documents as being owned or licensed by the Company (collectively, “Intellectual Property”), necessary to carry on the business now operated by it, except where the failure to own, license, or have such rights would not, individually or in the aggregate, have a Material Adverse Effect.  Except as set forth in the Commission Documents, there are no actions, suits or judicial proceedings pending, or to the Company’s knowledge threatened, relating to patents or proprietary information to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is subject, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have a Material Adverse Effect.

(c)           All pre-clinical and clinical trials conducted by, or on behalf of, the Company or any of its Subsidiaries, or in which the Company or any of its Subsidiaries has participated that are described in the Registration Statement or the Commission Documents, or the results of which are referred to in the Registration Statement or the Commission Documents, if any, are the only pre-clinical and clinical trials currently being conducted by or on behalf of the Company and its Subsidiaries. To the Company’s knowledge, all such pre-clinical and clinical trials have been conducted in material compliance with all applicable federal, state, local and foreign laws, and the regulations and requirements of any applicable governmental entity, including, but not limited to, FDA good clinical practice and good laboratory practice requirements (or the foreign equivalent requirements).  Except as set forth in the Registration Statement or the Commission Documents or as would not likely result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries has received any notices or correspondence from the FDA or any other governmental agency requiring the termination, suspension, delay or modification of any pre-clinical or clinical trials conducted by, or on behalf of, the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries has participated that are described in the Registration Statement or the Commission Documents,

if any, or the results of which are referred to in the Registration Statement or the Commission Documents. To the Company’s knowledge, all pre-clinical and clinical trials previously conducted by, or on behalf of, the Company or any of its Subsidiaries while conducted by or on behalf of the Company or any of its Subsidiaries, were conducted in material compliance with all applicable federal, state, local and foreign laws, and the regulations and requirements of any applicable governmental entity, including, but not limited to, FDA good clinical practice and good laboratory practice requirements (or the foreign equivalent requirements).

Section 4.15         Environmental Compliance.  Except as disclosed in the Commission Documents, the Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws, except for any approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations the failure of which to obtain does not or would not have a Material Adverse Effect. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature.  Except for such instances as would not, individually or in the aggregate, have a Material Adverse Effect, to the Company’s knowledge, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or would reasonably be expected to violate any Environmental Law after the Effective Date or that would reasonably be expected to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

Section 4.16         Material Agreements.  Except as set forth in the Commission Documents, neither the Company nor any Subsidiary of the Company is a party to any written or oral contract, instrument, agreement commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to an annual report on Form 10-K (collectively, “Material Agreements”). Except as set forth in the Commission Documents, the Company and each of its Subsidiaries have performed in all material respects all the obligations required to be performed by them under the Material Agreements, have received no notice of default or an event of default by the Company or any of its Subsidiaries thereunder and are not aware of any basis for the assertion thereof, and neither the Company or any of its Subsidiaries nor, to the knowledge of the Company, any other contracting party thereto are in default under any Material Agreement now in effect, the result of which would have a Material Adverse Effect.  Each of the Material Agreements is in full force and effect, and constitutes a legal, valid and binding obligation enforceable in accordance with its terms against the Company and/or any of its Subsidiaries and, to the knowledge of the Company, each other contracting party thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

Section 4.17         Transactions With Affiliates.  Except as set forth in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts, service arrangements or other continuing transactions exceeding $120,000 between (a) the Company or any Subsidiary, on the one hand, and (b) any person or entity who would be covered by Item 404(a) of Regulation S-K, on the other hand.  Except as disclosed in the Commission Documents, there are no outstanding amounts payable to or receivable from, or advances by the Company or any of its Subsidiaries to, and neither the Company nor any of its Subsidiaries is otherwise a creditor of or debtor to, any beneficial owner of more than 5% of the outstanding shares of Common Stock, or any director, employee or Affiliate of the Company or any of its Subsidiaries, other than (i) reimbursement for reasonable expenses incurred on behalf of the Company or any of its Subsidiaries or (ii) as part of the normal and customary terms of such persons’ employment or service as a director with the Company or any of its Subsidiaries.

Section 4.18         Securities Act.  The Company has complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities contemplated by this Agreement.

(i)            The Company has prepared and filed with the Commission in accordance with the provisions of the Securities Act the Registration Statement, including a base prospectus relating to the Securities.  The Registration Statement was declared effective by order of the Commission on June 2, 2009. As of the date hereof, no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission or is continuing in effect under the Securities Act and no proceedings therefor are pending before or, to the Company’s knowledge, threatened by the Commission.  No order preventing or suspending the use of the Prospectus or any Permitted Free Writing Prospectus has been issued by the Commission.

(ii)           As of the Effective Date, the Company satisfies all of the requirements for the use of Form S-3 under the Securities Act for the offering and sale of the Securities contemplated by this Agreement (without reliance on General Instruction I.B.6. of Form S-3). If, during the term of this Agreement, the Company becomes subject to General Instruction I.B.6. of Form S-3, the Company hereby confirms that for as long as the Company is subject to General Instruction I.B.6. of Form S-3 during the term of this Agreement, the Company shall not offer or sell any securities in reliance on General Instruction I.B.6. of Form S-3 to the extent the aggregate market value of such securities, when aggregated with the aggregate market value of all of the Securities that have been sold pursuant to this Agreement in the 12 calendar months immediately prior to and including such sale in reliance on General Instruction I.B.6. of Form S-3, exceeds the aggregate market value limitations imposed by General Instruction I.B.6 of Form S-3, calculated in accordance with Instructions 1 and 2 to General Instruction I.B.6 of Form S-3. The Company is not, and has not previously been at any time, a “shell company” (as such term is defined in Rule 405 under the Securities Act).

(iii)          The Commission has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(1) under the Securities Act. The Registration Statement complied in all material respects on the date on which it was declared effective by the Commission, and will comply in all material respects at each deemed effective date with respect to the Investor pursuant to Rule 430B(f)(2) of the Securities Act, with the requirements of the Securities Act, and the Registration Statement (including the documents incorporated by reference therein) did not on the date it was declared effective by the Commission, and shall not at each deemed effective date with respect to the Investor pursuant to Rule 430B(f)(2) of the Securities Act, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this representation and warranty does not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Registration Statement, as of the Effective Date, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act.  The Base Prospectus complied in all material respects on its date and on the Effective Date, and will comply in all material respects on each applicable Fixed Request Exercise Date and, when taken together with the applicable Prospectus Supplement and any applicable Permitted Free Writing Prospectus, on each applicable Settlement Date, with the requirements of the Securities Act and did not on its date and on the Effective Date and shall not on each applicable Fixed Request Exercise Date and, when taken together with the applicable Prospectus Supplement and any applicable Permitted Free Writing Prospectus, on each applicable Settlement Date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements in or omissions from the Base Prospectus made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein.

(iv)          Each Prospectus Supplement required to be filed pursuant to Sections 1.4 and 5.9 hereof, when taken together with the Base Prospectus and any applicable Permitted Free Writing Prospectus, on its date and on the applicable Settlement Date, shall comply in all material respects with the provisions of the Securities Act and shall not on its date and on the applicable Settlement Date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, except that this representation and warranty does not apply to statements in or omissions from any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein.

(v)           At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) relating to the Securities, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act).  Each Permitted Free Writing Prospectus (a) shall conform in all material respects to the requirements of the Securities Act on the date of its first use, (b) when considered together with the Prospectus on each applicable Fixed Request Exercise Date and on each applicable Settlement Date, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and (c) shall not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any Prospectus Supplement deemed to be a part thereof that has not been superseded or modified.  The immediately preceding sentence does not apply to statements in or omissions from any Permitted Free Writing Prospectus made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein.

(vi)          Prior to the Effective Date, the Company has not distributed any offering material in connection with the offering and sale of the Securities.  From and after the Effective Date and prior to the completion of the distribution of the Securities, the Company shall not distribute any offering material in connection with the offering and sale of the Securities, other than the Registration Statement, the Base Prospectus as supplemented by any Prospectus Supplement or a Permitted Free Writing Prospectus.

Section 4.19         Employees.  As of the Effective Date, neither the Company nor any Subsidiary of the Company has any collective bargaining arrangements or agreements covering any of its employees, except as set forth in the Commission Documents.  As of the Effective Date, except as disclosed in the Registration Statement or the Commission Documents, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

Section 4.20         Use of Proceeds. The proceeds from the sale of the Shares shall be used by the Company and its Subsidiaries as set forth in the Base Prospectus and any Prospectus Supplement filed pursuant to Sections 1.4 and 5.9.

Section 4.21         Investment Company Act Status. The Company is not, and as a result of the consummation of the transactions contemplated by this Agreement and the application of the proceeds from the sale of the Shares as set forth in the Base Prospectus and any Prospectus Supplement shall not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.22         ERISA.  No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its Subsidiaries which has had or would have a Material Adverse Effect.  No “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) or “accumulated funding deficiency” (as defined in Section 203 of ERISA) or any of the events set forth in Section 4043(b) of ERISA has occurred with respect to any Plan which has had or would have a Material Adverse Effect, and the execution and delivery of this Agreement and the issuance and sale of the Shares hereunder shall not result in any of the foregoing events.  Each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualifications.  As used in this Section 4.22, the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

Section 4.23         Taxes.  The Company (i) has filed all necessary federal, state and foreign income and franchise tax returns or has duly requested extensions thereof, except for those the failure of which to file would not have a Material Adverse Effect, (ii) has paid all federal, state, local and foreign taxes due and payable for which it is liable, except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, except for such taxes the failure of which to pay would not have a Material Adverse Effect, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the Company’s knowledge, proposed against it which would have a Material Adverse Effect.

Section 4.24         Insurance.  The Company carries, or is covered by, insurance in such amounts and covering such risks as the Company deems is adequate for the conduct of its and its Subsidiaries’ businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

Section 4.25         Acknowledgement Regarding Investor’s Acquisition of Securities.  The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, and any advice given by the Investor or any of its representatives or agents in connection with this Agreement or the transactions contemplated hereby is merely incidental to the Investor’s acquisition of the Securities.

ARTICLE V

COVENANTS

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Investment Period:

Section 5.1            Securities Compliance; FINRA Filing.

(i)            The Company shall notify the Trading Market, as necessary, in accordance with its rules and regulations, of the transactions contemplated by this Agreement, and shall take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals for the legal and valid issuance of the Securities to the Investor in accordance with the terms of this Agreement.

(ii)           The Company shall (with the Investor’s assistance) assist Reedland with the preparation and filing with the FINRA’s Corporate Financing Department via CobraDesk (not later than 24 hours after the Effective Date) of all documents and information required to be filed with the FINRA pursuant to FINRA Rule 5110 with regard to the transactions contemplated by this Agreement (the “FINRA Filing”). In connection therewith, on the Effective Date, the Company shall pay to the FINRA by wire transfer of immediately available funds the applicable filing fee with respect to the FINRA Filing, and the Company shall be solely responsible for payment of such fee.  The parties hereby agree to provide each other and Reedland all requisite information and otherwise to assist each other and Reedland in a timely fashion in order for Reedland to complete the preparation and submission of the FINRA Filing in accordance with this Section 5.1(ii) and to assist Reedland in promptly responding to any inquiries or requests from FINRA or its staff. Each party hereto shall (A) promptly notify the other party and Reedland of any communication to that party or its affiliates from the FINRA, including, without limitation, any request from the FINRA or its staff for amendments or supplements to or additional information in respect of the FINRA Filing and permit the other party and Reedland to review in advance any proposed written communication to the FINRA and (B) furnish the other party and Reedland with copies of all written correspondence, filings and communications between them and their affiliates and their respective representatives and advisors, on the one hand, and the FINRA or members of its staff, on the other hand, with respect to this Agreement or the transactions contemplated hereby. Each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party and Reedland in doing, all things necessary, proper or advisable to obtain as promptly as practicable (but in no event later than 60 days after the Effective Date) written confirmation from the FINRA to the effect that the FINRA’s Corporate Financing Department has determined not to raise any objection with respect to the fairness and reasonableness of the terms of the transactions contemplated by this Agreement; provided, however, that the Investor shall have no responsibility for the compliance or non-compliance of any Broker-Dealer with FINRA Rule 5110 and shall not be required to (x) disclose to the FINRA or to any other governmental agency, person or entity any business, financial or other information that the Investor deems, in its sole and absolute discretion, to be proprietary, confidential or otherwise sensitive information, (y) amend, modify or change any of the terms or conditions of this Agreement or (z) otherwise take any other action, including, without limitation, modifying the Discount Price thresholds referred to in Section 2.2, the number of Commitment Shares or the amount of fees and commissions to be paid to the Broker-Dealer in connection with the transactions contemplated by this Agreement, in each case, in such a manner that would, in the Investor’s sole and absolute discretion, render the terms and conditions of this Agreement or the transactions contemplated hereby to be no longer advisable to the Investor. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be permitted to deliver any Fixed Request Notice to the Investor, and the Investor shall not be obligated to purchase any Shares pursuant to a Fixed Request Notice, unless and until the parties hereto and Reedland shall have received written confirmation from the FINRA to the effect that the FINRA’s Corporate Financing Department has determined not to raise any objection with respect to the fairness and reasonableness of the terms of the transactions contemplated by this Agreement.

Section 5.2            Registration and Listing.  The Company shall take all action necessary to cause the Common Stock to continue to be registered as a class of securities under Sections 12(b) or 12(g) of the Exchange Act, shall comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall take all action necessary to continue the listing and trading of its Common Stock and the listing of the Commitment Shares and the Shares acquired or purchased by the Investor hereunder on the Trading Market (including, without limitation, maintaining sufficient tangible net assets), and shall comply with the Company’s reporting, filing and other obligations under the bylaws, listed securities maintenance standards and other rules and regulations of the FINRA and the Trading Market. The Company shall not take any action which would reasonably be expected to result in the delisting or suspension of the Common Stock on the Trading Market.

Section 5.3            Compliance with Laws.

(i)            The Company shall comply, and cause each Subsidiary to comply, (a) with all laws, rules, regulations and orders applicable to the business and operations of the Company and its Subsidiaries except as would not have a Material Adverse Effect and (b) with all applicable provisions of the Securities Act, the Exchange Act, the rules and regulations of the FINRA and the listing standards of the Trading Market.  Without limiting the generality of the foregoing, neither the Company nor any of its officers, directors or Affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(ii)           The Investor shall comply with all laws, rules, regulations and orders applicable to the performance by it of its obligations under this Agreement and its investment in the Securities, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. Without limiting the foregoing, the Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act.

Section 5.4            Keeping of Records and Books of Account; Foreign Corrupt Practices Act.

(i)            The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries shall be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.  The Company shall maintain a system of internal accounting controls that (a) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (c) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that would likely have a material effect on the Company’s financial statements.

(ii)           Neither the Company, nor any of its Subsidiaries, nor to the knowledge of the Company, any of their respective directors, officers, agents, employees or any other persons acting on their behalf shall, in connection with the operation of the Company’s and its Subsidiaries’ respective businesses, (a) use any corporate funds for unlawful contributions, payments, gifts or entertainment or to make any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, (b) pay, accept or receive any unlawful contributions, payments, expenditures or gifts, or (c) violate or operate in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other similar domestic or foreign laws and regulations.

(iii)          Subject to the requirements of Section 5.12 of this Agreement, from time to time from and after the period beginning with the third Trading Day immediately preceding each Fixed Request Exercise Date through and including the applicable Settlement Date, the Company shall make available for inspection and review by the Investor, customary documentation allowing the Investor and/or its appointed counsel or advisors to conduct due diligence.

Section 5.5            Limitations on Holdings and Issuances. Notwithstanding any other provision of this Agreement, the Company shall not issue and the Investor shall not purchase any shares of Common Stock which, when aggregated with all other shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates, would result in the beneficial ownership by the Investor of more than 9.9% of the then issued and outstanding shares of Common Stock.

Section 5.6            Other Agreements and Other Financings.

(i)            The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company or any Subsidiary to perform its obligations under this Agreement, including, without limitation, the obligation of the Company to deliver the Commitment Shares to the Investor not later than 4:00 p.m. (New York time) on the second Trading Day immediately following the Effective Date, and the obligation of the Company to deliver the Shares to the Investor in respect of a Fixed Request or Optional Amount on the applicable Settlement Date.

(ii)           If the Company enters into any agreement, plan, arrangement or transaction with a third party or seeks to utilize any existing agreement, plan or arrangement with a third party, in each case the principal purpose of which is to implement, effect or consummate, at any time during the period beginning on the first Trading Day of any Pricing Period and ending on the second Trading Day next following the applicable Settlement Date (the “Reference Period”), an Other Financing that does not constitute an Acceptable Financing, the Company shall provide prompt notice thereof (an “Other Financing Notice”) to the Investor; provided, however, that such Other Financing Notice must be received by the Investor not later than the earlier of (a) 48 hours after the Company’s execution of any agreement, plan, arrangement or transaction relating to such Other Financing (or, with respect to any existing agreement, plan or arrangement, 48 hours after the Company has determined to utilize any such existing agreement, plan or arrangement to implement, effect or consummate such Other Financing) and (b) the second Trading Day immediately preceding the applicable Settlement Date with respect to the applicable Fixed Request Notice; provided, further, that the Company shall notify the Investor within 24 hours (an “Integration Notice”) if it enters into any agreement, plan, arrangement or transaction with a third party, the principal purpose of which is to obtain at any time during the Investment Period an Other Financing that may be aggregated with the transactions contemplated by this Agreement for purposes of determining whether approval of the Company’s stockholders is required under any bylaw, listed securities maintenance standards or other rules of the Trading Market and, if required under applicable law, including, without limitation, Regulation FD promulgated by the Commission, or under the applicable rules and regulations of the Trading Market, the Company shall publicly disclose such information in accordance with Regulation FD and the applicable rules and regulations of the Trading Market. For purposes of this Section 5.6(ii), any press release issued by, or Commission Document filed by, the Company shall constitute sufficient notice, provided that it is issued or filed, as the case may be, within the time requirements set forth in the first sentence of this Section 5.6(ii) for an Other Financing Notice or an Integration Notice, as applicable. With respect to any Pricing Period for which the Company is required to provide an Other Financing Notice pursuant to the first sentence (including the provisos thereto) of this Section 5.6(ii), the Investor shall (i) have the option to purchase the Shares subject to the Fixed Request at (x) the price therefor in accordance with the terms of this Agreement or (y) the third party’s per share purchase price in connection with the Other Financing, net of such third party’s discounts, Warrant Value and fees, or (ii) the Investor may elect to not purchase any Shares subject to the Fixed Request for that Pricing Period. An “Other Financing” shall mean (w) the issuance of Common Stock for a purchase price less than, or the issuance of securities convertible into or exchangeable for Common Stock at an exercise or conversion price (as the case may be) less than, the then Current Market Price of the Common Stock (including, without limitation, pursuant to any “equity line” or other financing that is substantially similar to the financing provided for under this Agreement, or pursuant to any other transaction in which the purchase, conversion or exchange price for such Common Stock is determined using a floating discount or other post-issuance adjustable discount to the then Current Market Price (any such transaction, a “Similar Financing”)), in each case, after all fees, discounts, Warrant Value and commissions associated with the transaction (a “Below Market Offering”); (x) an “at-the-market” offering of Common Stock or securities convertible into or exchangeable for Common Stock pursuant to Rule 415(a)(4) under the Securities Act (an “ATM”); (y) the implementation by the Company of any mechanism in respect of any securities convertible into or exchangeable for Common Stock for the reset of the purchase price of the Common Stock to below the then Current Market Price of the Common Stock (including, without limitation, any antidilution or similar adjustment provisions in respect of any Company securities, but specifically excluding customary adjustments for stock splits, stock dividends, stock combinations and similar events) (a “Price Reset Provision”); or (z) the issuance of options, warrants or similar rights of subscription in each case not constituting an Acceptable Financing. “Acceptable Financing” shall mean the issuance by the Company of: (1) debt securities or any class or series of preferred stock of the Company, in each case that are not convertible into or exchangeable for Common Stock or securities convertible into or exchangeable for Common Stock; (2) shares of Common Stock or securities convertible into or exchangeable for Common Stock (including, without limitation, convertible debt securities) other than in connection with a Below Market Offering or an ATM and the issuance of shares of Common Stock upon the conversion, exercise or exchange thereof; (3) shares of Common Stock or securities convertible into or exchangeable for Common Stock (including, without limitation, convertible debt securities) in connection with an underwritten public offering of securities of the Company or a registered direct public offering of securities of the Company, in each case where the price per share of such Common Stock (or the conversion or exercise price of such securities, as applicable) is fixed concurrently with the execution of definitive documentation relating to such offering, and the issuance of shares of Common Stock upon the conversion, exercise or exchange thereof; (4) shares of Common Stock or securities convertible into or exchangeable for Common Stock in connection with awards under the Company’s benefit and equity plans and arrangements or pursuant to consulting or other vendor agreements and the issuance of shares of Common Stock upon the conversion, exercise or exchange thereof; (5) shares of Common Stock issuable upon the conversion, exercise or exchange of equity awards or convertible, exercisable or exchangeable securities (including, without limitation, convertible debt securities) outstanding as of the Effective Date, and the issuance thereof upon such conversion, exercise or exchange; (6) shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, convertible debt securities) issued in connection with the acquisition, license or sale of one or more other companies, equipment, technologies or lines of business, and the issuance of shares of Common Stock upon the conversion, exercise or exchange thereof; (7) shares of Common Stock or securities convertible into or exchangeable for Common Stock (including, without limitation, convertible debt securities) or similar rights to subscribe for the purchase of shares of Common Stock in connection with technology sharing, licensing, research and joint development, marketing, manufacturing supply or other similar strategic or collaborative agreements or arrangements (or amendments thereto) with third parties, and the issuance of shares of Common Stock upon the conversion, exercise or exchange thereof; and (8) shares of Common Stock and/or warrants or similar rights to subscribe for the purchase of shares of Common Stock issued in connection with commercial credit arrangements, equipment financings and/or real property leases or service agreements (or amendments thereto) and the issuance of shares of Common Stock upon the exercise thereof.

Section 5.7            Stop Orders.  The Company shall advise the Investor promptly (but in no event later than 24 hours) and shall confirm such advice in writing: (i) of the Company’s receipt of notice of any request by the Commission for amendment of or a supplement to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or for any additional information; (ii) of the Company’s receipt of notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; and (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or of the necessity to amend the Registration Statement or supplement the Prospectus or any Permitted Free Writing Prospectus to comply with the Securities Act or any other law. The Company shall not be required to disclose to the Investor the substance or specific reasons of any of the events set forth in clauses (i) through (iii) of the immediately preceding sentence, but rather, shall only be required to disclose that the event has occurred.  The Company shall not issue any Fixed Request during the continuation of any of the foregoing events. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, the Company shall use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time. The Company shall also advise the Investor promptly (but in no event later than 24 hours) and shall confirm such advice in writing of the Company becoming aware of the happening of any event, which makes any statement made in the FINRA Filing untrue or which requires the making of any additions to or changes to the statements then made in the FINRA Filing in order to comply with FINRA Rule 5110.

Section 5.8            Amendments to the Registration Statement; Prospectus Supplements; Free Writing Prospectuses.

(i)            Except as provided in this Agreement and other than periodic and current reports required to be filed pursuant to the Exchange Act, the Company shall not file with the Commission any amendment to the Registration Statement that relates to the Investor, this Agreement or the transactions contemplated hereby or file with the Commission any Prospectus Supplement that relates to the Investor, this Agreement or the transactions contemplated hereby with respect to which (a) the Investor shall not previously have been advised, (b) the Company shall not have given due consideration to any comments thereon received from the Investor or its counsel, or (c) the Investor shall reasonably object after being so advised, unless the Company reasonably has determined that it is necessary to amend the Registration Statement or make any supplement to the Prospectus to comply with the Securities Act or any other applicable law or regulation, in which case the Company shall promptly (but in no event later than 24 hours) so inform the Investor, the Investor shall be provided with a reasonable opportunity to review and comment upon any disclosure relating to the Investor and the Company shall expeditiously furnish to the Investor an electronic copy thereof. In addition, for so long as, in the reasonable opinion of counsel for the Investor, the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered in connection with any acquisition or sale of Securities by the Investor, the Company shall not file any Prospectus Supplement with respect to the Securities without delivering or making available a copy of such Prospectus Supplement, together with the Base Prospectus, to the Investor promptly.

(ii)           The Company has not made, and agrees that unless it obtains the prior written consent of the Investor it will not make, an offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company or the Investor with the Commission or retained by the Company or the Investor under Rule 433 under the Securities Act.  The Investor has not made, and agrees that unless it obtains the prior written consent of the Company it will not make, an offer relating to the Securities that would constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act.  Any such Issuer Free Writing Prospectus or other Free Writing Prospectus consented to by the Investor or the Company is referred to in this Agreement as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

Section 5.9            Prospectus Delivery.  The Company shall file with the Commission a Prospectus Supplement pursuant to Rule 424(b) under the Securities Act on the first Trading Day immediately following the last Trading Day of each Pricing Period.  The Company shall provide the Investor a reasonable opportunity to comment on a draft of each such Prospectus Supplement and any Issuer Free Writing Prospectus, shall give due consideration to all such comments and, subject to the provisions of Section 5.8 hereof, shall deliver or make available to the Investor, without charge, an electronic copy of each form of Prospectus Supplement, together with the Base Prospectus, and any Permitted Free Writing Prospectus on each applicable Settlement Date.  The Company consents to the use of the Prospectus (and of any Prospectus Supplement thereto) in accordance with the provisions of the Securities Act and with the securities or “blue sky” laws of the jurisdictions in which the Securities may be sold by the Investor, in connection with the offering and sale of the Securities and for such period of time thereafter as the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by the Securities Act to be delivered in connection with sales of the Securities. If during such period of time any event shall occur that in the judgment of the Company and its counsel is required to be set forth in the Registration Statement or the Prospectus or any Permitted Free Writing Prospectus or should be set forth therein in order to make the statements made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or if it is necessary to amend the Registration Statement or supplement or amend the Prospectus or any Permitted Free Writing Prospectus to comply with the Securities Act or any other applicable law or regulation, the Company shall forthwith prepare and, subject to Section 5.8 above, file with the Commission an appropriate amendment to the Registration Statement or Prospectus Supplement to the Prospectus (or supplement to the Permitted Free Writing Prospectus) and shall expeditiously furnish or make available to the Investor an electronic copy thereof.

Section 5.10         Selling Restrictions.

(i)            Except as expressly set forth below, the Investor covenants that from and after the date hereof through and including the 90th day next following the termination of this Agreement (the “Restricted Period”), neither the Investor nor any of its Affiliates nor any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, (i) intentionally engage in any Short Sales involving the Company’s securities or (ii) grant any option to purchase, or acquire any right to dispose of or otherwise dispose for value of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for any shares of Common Stock, or enter into any swap, hedge or other similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock.

Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Commitment Shares or the Shares; or (2) selling a number of shares of Common Stock equal to the number of Shares that such Restricted Person is or may be obligated to purchase under a pending Fixed Request Notice but has not yet taken possession of so long as such Restricted Person (or the Broker-Dealer, as applicable) delivers the Shares purchased pursuant to such Fixed Request Notice to the purchaser thereof or the applicable Broker-Dealer; provided, however, such Restricted Person (or the applicable Broker-Dealer, as applicable) shall not be required to so deliver any such Shares subject to such Fixed Request Notice if (a) such Fixed Request is terminated by mutual agreement of the Company and the Investor and, as a result of such termination, no such Shares are delivered to the Investor under this Agreement or (b) the Company otherwise fails to deliver such Shares to the Investor on the applicable Settlement Date upon the terms and subject to the provisions of this Agreement.

(ii)           In addition to the foregoing, in connection with any sale of Securities (including any sale permitted by paragraph (i) above), the Investor shall comply in all respects with all applicable laws, rules, regulations and orders, including, without limitation, the requirements of the Securities Act and the Exchange Act.

Section 5.11         Effective Registration Statement.  During the Investment Period, the Company shall use its best efforts to maintain the continuous effectiveness of the Registration Statement under the Securities Act.

Section 5.12         Non-Public Information.  Neither the Company nor any of its directors, officers or agents shall disclose any material non-public information about the Company to the Investor, unless a timely public announcement thereof is made by the Company in the manner contemplated by Regulation FD.

Section 5.13         Broker/Dealer.  The Investor shall use one or more broker-dealers to effectuate all sales, if any, of the Securities that it may acquire or purchase from the Company pursuant to this Agreement, which (or whom) shall be unaffiliated with the Investor and not then currently engaged or used by the Company (collectively, the “Broker-Dealer”). The Investor shall provide the Company with all information regarding the Broker-Dealer reasonably requested by the Company.  The Investor shall be solely responsible for all fees and commissions of the Broker-Dealer, which shall not exceed customary brokerage fees and commissions.

Section 5.14         Disclosure Schedule.

(i)            During the Investment Period, the Company shall from time to time update the Disclosure Schedule as may be required to satisfy the condition set forth in Section 6.3(i).  For purposes of this Section 5.14, any disclosure made in a schedule to the Compliance Certificate substantially in the form attached hereto as Exhibit D shall be deemed to be an update of the Disclosure Schedule. Notwithstanding anything in this Agreement to the contrary, no update to the Disclosure Schedule pursuant to this Section 5.14 shall cure any breach of a representation or warranty of the Company contained in this Agreement and shall not affect any of the Investor’s rights or remedies with respect thereto.

(ii)           Notwithstanding anything to the contrary contained in the Disclosure Schedule or in this Agreement, the information and disclosure contained in any Schedule of the Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Schedule of the Disclosure Schedule as though fully set forth in such Schedule for which applicability of such information and disclosure is readily apparent on its face. The fact that any item of information is disclosed in the Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement.  Except as expressly set forth in this Agreement, such information and the thresholds (whether based on quantity, qualitative characterization, dollar amounts or otherwise) set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.

ARTICLE VI

OPINION OF COUNSEL AND CERTIFICATE;

CONDITIONS TO THE SALE AND PURCHASE OF THE SHARES

Section 6.1            Issuance of Commitment Shares; Opinion of Counsel; Certificate.  On the Effective Date, the Company shall deliver irrevocable instructions to its transfer agent to electronically transfer the Commitment Shares to the Investor, not later than 4:00 p.m. (New York time) on the second Trading Day immediately following the Effective Date, by crediting the Investor’s or its designees’ account at DTC through its Deposit/Withdrawal at Custodian (DWAC) system, which Commitment Shares shall be issued pursuant to the Registration Statement and without any restriction on resale (except as expressly provided in the proviso to clause (i) of Section 2.13). For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the Effective Date, regardless of whether any Fixed Requests are issued by the Company or settled hereunder. Simultaneously with the execution and delivery of this Agreement, the Investor’s counsel has received (a) an opinion of outside counsel to the Company, dated the Effective Date, in the form mutually agreed to by the parties hereto, (b) a certificate from the Company, dated the Effective Date, in the form of Exhibit C hereto, and (c) a copy of the irrevocable instructions to the transfer agent regarding the Commitment Shares.

Section 6.2            Conditions Precedent to the Obligation of the Company.  The obligation hereunder of the Company to issue and sell the Shares to the Investor under any Fixed Request or Optional Amount is subject to the satisfaction or (to the extent permitted by applicable law) waiver of each of the conditions set forth below. These conditions are for the Company’s sole benefit and (to the extent permitted by applicable law) may be waived by the Company at any time in its sole discretion.

(i)            Accuracy of the Investor’s Representations and Warranties.  The representations and warranties of the Investor contained in this Agreement (a) that are not qualified by “materiality” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the applicable Fixed Request Exercise Date and the applicable Settlement Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” shall have been true and correct when made and shall be true and correct as of the applicable Fixed Request Exercise Date and the applicable Settlement Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii)           Registration Statement.  The Registration Statement is effective and neither the Company nor the Investor shall have received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement.  The Company shall have a maximum dollar amount certain of Common Stock registered under the Registration Statement which (A) as of the Effective Date, is sufficient to issue to the Investor not less than (1) the Total Commitment plus (2) the Commitment Shares and (B) as of the applicable Fixed Request Exercise Date and the applicable Settlement Date, is sufficient to issue to the Investor not less than the maximum dollar amount worth of Shares issuable pursuant to the applicable Fixed Request Notice and applicable Optional Amount, if any. The Current Report shall have been filed with the Commission, as required pursuant to Section 1.4, and all Prospectus Supplements shall have been filed with the Commission, as required pursuant to Sections 1.4 and 5.9 hereof, to disclose the sale of the Shares prior to each Settlement Date, as applicable. Any other material required to be filed by the Company or any other offering participant pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act.

(iii)          Performance by the Investor.  The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the applicable Fixed Request Exercise Date and the applicable Settlement Date.

(iv)          No Injunction.  No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by this Agreement.

(v)           No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission or the Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Fixed Request Exercise Date and applicable Settlement Date), and, at any time prior to the applicable Fixed Request Exercise Date and applicable Settlement Date, none of the events described in clauses (i), (ii) and (iii) or the last sentence of Section 5.7 shall have occurred, trading in securities generally as reported on the Trading Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial, credit or securities market which, in each case, in the reasonable judgment of the Company, makes it impracticable or inadvisable to issue the Shares.

(vi)          No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened, against the Company or any Subsidiary, or any of the officers, directors or Affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(vii)         Aggregate Limit.  The issuance and sale of the Shares issuable pursuant to such Fixed Request Notice or Optional Amount shall not violate Sections 2.2, 2.12, 2.14, 4.18(ii) and 5.5 hereof.

(viii)        No Unresolved FINRA Objection. There shall not exist any unresolved objection raised by the FINRA’s Corporate Financing Department with respect to the fairness and reasonableness of the terms of the transactions contemplated by this Agreement, and the parties hereto and Reedland shall have obtained written confirmation thereof from the FINRA.

Section 6.3            Conditions Precedent to the Obligation of the Investor.  The obligation hereunder of the Investor to accept a Fixed Request Notice or Optional Amount grant and to acquire and pay for the Shares is subject to the satisfaction or (to the extent permitted by applicable law) waiver, at or before each Fixed Request Exercise Date and each Settlement Date, of each of the conditions set forth below. These conditions are for the Investor’s sole benefit and (to the extent permitted by applicable law) may be waived by the Investor at any time in its sole discretion.

(i)            Accuracy of the Company’s Representations and Warranties.  The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the applicable Fixed Request Exercise Date and the applicable Settlement Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the applicable Fixed Request Exercise Date and the applicable Settlement Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii)           Registration Statement. The Registration Statement is effective and neither the Company nor the Investor shall have received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement. The Company shall have a maximum dollar amount certain of Common Stock registered under the Registration Statement which (A) as of the Effective Date, is sufficient to issue to the Investor not less than (1) the Total Commitment plus (2) the Commitment Shares and (B) as of the applicable Fixed Request Exercise Date and the applicable Settlement Date, is sufficient to issue to the Investor not less than the maximum dollar amount worth of Shares issuable pursuant to the applicable Fixed Request Notice and applicable Optional Amount, if any. As of the Effective Date, the

applicable Fixed Request Exercise Date and the applicable Settlement Date, the Investor shall be permitted to utilize the Prospectus to resell all of the Securities it then owns or has the right to acquire pursuant to all Fixed Request Notices issued pursuant to this Agreement (subject, in the case of the Commitment Shares, to the proviso to clause (i) of Section 2.13). The Current Report shall have been filed with the Commission, as required pursuant to Section 1.4, and all Prospectus Supplements shall have been filed with the Commission, as required pursuant to Sections 1.4 and 5.9 hereof, to disclose the sale of the Shares prior to each Settlement Date, as applicable, and an electronic copy of each such Prospectus Supplement together with the Base Prospectus shall have been delivered or made available to the Investor in accordance with Section 5.9 hereof. Any other material required to be filed by the Company or any other offering participant pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act.

(iii)          No Suspension.  Trading in the Common Stock shall not have been suspended by the Commission or the Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Fixed Request Exercise Date and applicable Settlement Date), and the Company shall not have received any notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain. At any time prior to the applicable Fixed Request Exercise Date and applicable Settlement Date, none of the events described in clauses (i), (ii) and (iii) or the last sentence of Section 5.7 shall have occurred, trading in securities generally as reported on the Trading Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial, credit or securities market which, in each case, in the reasonable judgment of the Investor, makes it impracticable or inadvisable to purchase the Shares.

(iv)          Performance of the Company.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Fixed Request Exercise Date and the applicable Settlement Date. The Company shall have delivered to the Investor on the applicable Settlement Date the Compliance Certificate substantially in the form attached hereto as Exhibit D.

(v)           No Injunction. No statute, rule, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by this Agreement.

(vi)          No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened, against the Company or any Subsidiary, or any of the officers, directors or Affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(vii)         Aggregate Limit.  The issuance and sale of the Shares issuable pursuant to such Fixed Request Notice or Optional Amount shall not violate Sections 2.2, 2.12, 2.14, 4.18(ii) and 5.5 hereof.

(viii)        Shares Authorized and Delivered. The Shares issuable pursuant to such Fixed Request Notice or Optional Amount shall have been duly authorized by all necessary corporate action of the Company. The Company shall have delivered all Shares relating to all prior Fixed Request Notices and Optional Amounts, as applicable.

(ix)           Listing of Shares and Commitment Shares. All Commitment Shares shall have been approved for listing or quotation on the Trading Market as of the Effective Date. The Company shall have submitted to the Trading Market, at or prior to the applicable Fixed Request Exercise Date, a notification form of listing of additional shares related to the Shares issuable pursuant to such Fixed Request and Optional Amount, in accordance with the bylaws, listed securities maintenance standards and other rules of the Trading Market and, prior to the applicable Settlement Date, such Shares shall have been approved for listing or quotation on the Trading Market, subject only to notice of issuance.

(x)            Opinions of Counsel; Bring-Down.  Subsequent to the filing of the Current Report pursuant to Section 1.4 and prior to the first Fixed Request Exercise Date, the Investor shall have received an opinion from outside counsel to the Company in the form mutually agreed to by the parties hereto.  On each Settlement Date, the Investor shall have received an opinion “bring down” from outside counsel to the Company in the form mutually agreed to by the parties hereto.

(xi)           No Unresolved FINRA Objection.  There shall not exist any unresolved objection raised by the FINRA’s Corporate Financing Department with respect to the fairness and reasonableness of the terms of the transactions contemplated by this Agreement, and the parties hereto and Reedland shall have obtained written confirmation thereof from the FINRA.

(xii)          Payment of Investor’s Counsel Fees.  On the Effective Date, the Company shall have paid by wire transfer of immediately available funds to an account designated by the Investor’s counsel, the fees and expenses of the Investor’s counsel in accordance with clause (B) of the proviso to the first sentence of Section 9.1(i) of this Agreement.

ARTICLE VII

TERMINATION

Section 7.1            Term, Termination by Mutual Consent.  Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the first day of the month next following the 18-month anniversary of the Effective Date (the “Investment Period”), (ii) the date that the entire dollar amount of Common Stock registered under the Registration Statement have been issued and sold and (iii) the date the Investor shall have purchased the Total Commitment of shares of Common Stock (subject in all cases to the Trading Market Limit, except as expressly provided in Section 2.14). Subject to Section 7.3, this Agreement may be terminated at any time (A) by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent, it being hereby acknowledged and agreed that the Investor may not consent to such termination during a Pricing Period or prior to a Settlement Date in the event the Investor has instructed the Broker-Dealer to effect an open-market sale of Shares which are subject to a pending Fixed Request Notice but which have not yet been physically delivered by the Company (and/or credited by book-entry) to the Investor in accordance with the terms and subject to the conditions of this Agreement, or (B) by either the Company or the Investor effective upon written notice to the other party under Section 9.4, if the FINRA’s Corporate Financing Department has raised any objection with respect to the fairness and reasonableness of the terms of the transactions contemplated by this Agreement, or has otherwise failed to confirm in writing that it has determined not to raise any such objection, and such objection shall not have been resolved, or such confirmation of no objection shall not have been obtained, prior to (1) the 60th day immediately following the Effective Date, in the case of an objection raised or confirmation failure occurring prior to the first Fixed Request Exercise Date, or (2) prior to the 60th day immediately following the receipt by the Company or the Investor of notice of such objection, in the case of an objection raised after the first Fixed Request Exercise Date; provided however, that (x) the party seeking to terminate this Agreement pursuant to this clause (B) of Section 7.1 shall have used its commercially reasonable efforts to resolve such objection and/or to obtain such confirmation of no objection in accordance with and subject to the provisions of Section 5.1(ii) of this Agreement and (y) the right to terminate this Agreement pursuant to this clause (B) of Section 7.1 shall not be available to any party whose action or failure to act has been a principal cause of, or has resulted in, such objection or confirmation failure and such action or failure to act constitutes a breach of this Agreement. Subject to Section 7.3, the Company may terminate this Agreement effective upon three Trading Days’ prior written notice to the Investor delivered in accordance with Section 9.4; provided, however, that (i) such termination shall not occur during a Pricing Period or, subsequent to the issuance of a Fixed Request Notice, prior to the Settlement Date related to such Fixed Request Notice, and (ii) prior to issuing any press release, or making any public statement or announcement, with respect to such termination, the Company shall consult with the Investor and shall obtain the Investor’s consent to the form and substance of such press release or other disclosure, which consent shall not be unreasonably delayed or withheld.

Section 7.2            Other Termination.  If the Company provides the Investor with an Other Financing Notice or an Integration Notice, in each case pursuant to Section 5.6(ii) of this Agreement, or if the Company otherwise enters into any agreement, plan, arrangement or transaction with a third party or determines to utilize any existing agreement, plan or arrangement with a third party, in each case the principal purpose of which is to implement, effect or consummate outside a Pricing Period, but otherwise during the Investment Period, a Similar Financing, an ATM or a Price Reset Provision (in which case the Company shall so notify the Investor within 48 hours thereof), then in all such cases, subject to Section 7.3, the Investor shall have the right to terminate this Agreement within the subsequent 30-day period (the “Event Period”), effective upon one Trading Day’s prior written notice delivered to the Company in accordance with Section 9.4 at any time during the Event Period.  The Company shall promptly (but in no event later than 24 hours) notify the Investor (and, if required under applicable law, including, without limitation, Regulation FD promulgated by the Commission, or under the applicable rules and regulations of the Trading Market, the Company shall publicly disclose such information in accordance with Regulation FD and the applicable rules and regulations of the Trading Market), and, subject to Section 7.3, the Investor shall have the right to terminate this Agreement at any time after receipt of such notification, if: (i) any condition, occurrence, state of facts or event constituting a Material Adverse Effect has occurred; (ii) a Fundamental Transaction has occurred or the Company enters into a definitive agreement providing for a Fundamental Transaction; or (iii) a default or event of default has occurred and is continuing under the terms of any agreement, contract, note or other instrument to which the Company or any of its Subsidiaries is a party with respect to any indebtedness for borrowed money representing more than 10% of the Company’s consolidated assets, in any such case, upon one Trading Day’s prior written notice delivered to the Company in accordance with Section 9.4 hereof.

Section 7.3            Effect of Termination.  In the event of termination by the Company or the Investor pursuant to Section 7.1 or 7.2, as applicable, written notice thereof shall forthwith be given to the other party as provided in Section 9.4 and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 7.1 or 7.2 herein, this Agreement shall become void and of no further force and effect, except that (i) the provisions of Article VIII (Indemnification), Section 9.1 (Fees and Expenses), Section 9.2 (Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial), Section 9.4 (Notices), Section 9.8 (Governing Law), Section 9.9 (Survival), Section 9.11 (Publicity), Section 9.12 (Severability) and this Article VII (Termination) shall remain in full force and effect notwithstanding such termination, (ii) if the Investor owns any Securities at the time of such termination, the covenants and agreements of the Company and the Investor, as applicable, contained in Section 5.1(i) (Securities Compliance; FINRA Filing), Section 5.3 (Compliance with Laws), Section 5.7 (Stop Orders), Section 5.8 (Amendments to the Registration Statement; Prospectus Supplements; Free Writing Prospectuses), Section 5.9 (Prospectus Delivery), Section 5.11 (Effective Registration Statement), Section 5.12 (Non-Public Information) and 5.13 (Broker/Dealer) shall remain in full force and effect notwithstanding such termination for a period of six months following such termination, (iii) the covenants and agreements of the Investor contained in Section 5.10 (Selling Restrictions) shall remain in full force and effect notwithstanding such termination for a period of 90 days following such termination, and (iv) if the Investor owns any Securities at the time of such termination, the covenants and agreements of the Company contained in Section 5.2 (Registration and Listing) shall remain in full force and effect notwithstanding such termination for a period of 30 days following such termination. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement by any party shall (a) affect any Commitment Shares, or any rights of any holder thereof (it being hereby acknowledged and agreed that all of the Commitment Shares shall be fully earned as of the Effective Date, regardless of whether any Fixed Requests are issued by the Company or settled hereunder), or (b) affect any cash fees paid to the Investor or its counsel pursuant to Section 9.1, in each case all of which fees shall be non-refundable, regardless of whether any Fixed Requests are issued by the Company or settled hereunder. Nothing in this Section 7.3 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement.

ARTICLE VIII
INDEMNIFICATION

Section 8.1            General Indemnity.

(i)            Indemnification by the Company.  The Company shall indemnify and hold harmless the Investor, each Affiliate, employee, representative and advisor of and to the Investor, and each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all attorneys’ fees) to which the Investor and each such other person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon (a) any violation of United States federal or state securities laws or the rules and regulations of the Trading Market in connection with the transactions contemplated by this Agreement by the Company or any of its Subsidiaries, affiliates, officers, directors or employees, (b) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement or any amendment thereto or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or in any “issuer information” (as defined in Rule 433 under the Securities Act) of the Company, which “issuer information” is required to be, or is, filed with the Commission or otherwise contained in any Free Writing Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (A) the Company shall not be liable under this Section 8.1(i) to the extent that a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such loss, claim, damage, liability or expense resulted directly and solely from any such acts or failures to act, undertaken or omitted to be taken by the Investor or such person through its bad faith or willful misconduct, (B) the foregoing indemnity shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in the Current Report or any Prospectus Supplement or Permitted Free Writing Prospectus, or any amendment thereof or supplement thereto, and (C) with respect to the Prospectus, the foregoing indemnity shall not inure to the benefit of the Investor or any such person from whom the person asserting any loss, claim, damage, liability or expense purchased Common Stock, if copies of all Prospectus Supplements required to be filed pursuant to Section 1.4 and 5.9, together with the Base Prospectus, were timely delivered or made available to the Investor pursuant hereto and a copy of the Base Prospectus, together with a Prospectus Supplement (as applicable), was not sent or given by or on behalf of the Investor or any such person to such person, if required by law to have been delivered, at or prior to the written confirmation of the sale of the Common Stock to such person, and if delivery of the Base Prospectus, together with a Prospectus Supplement (as applicable), would have cured the defect giving rise to such loss, claim, damage, liability or expense.

The Company shall reimburse the Investor and each such controlling person promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by the Investor or such indemnified persons in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding with respect to which it is entitled to indemnification.

(ii)           Indemnification by the Investor. The Investor shall indemnify and hold harmless the Company, each of its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all attorneys fees) to which the Company and each such other person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Current Report or any Prospectus Supplement or Permitted Free Writing Prospectus, or in any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, to the extent, but only to the extent, the untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon, and in conformity with, written information furnished by the Investor to the Company expressly for inclusion in the Current Report or such Prospectus Supplement or Permitted Free Writing Prospectus, or any amendment thereof or supplement thereto.

The Investor shall reimburse the Company and each such director, officer or controlling person promptly upon demand for all legal and other costs and expenses reasonably incurred by the Company or such indemnified persons in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding with respect to which it is entitled to indemnification.

Section 8.2            Indemnification Procedures.  Promptly after a person receives notice of a claim or the commencement of an action for which the person intends to seek indemnification under Section 8.1, the person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the indemnifying party will not relieve the indemnifying party from liability under Section 8.1, except to the extent it has been materially prejudiced by the failure to give notice.  The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the indemnifying party acknowledges in writing the obligation to indemnify the party against whom the claim or action is brought, the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it.  After an indemnifying party notifies an indemnified party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding, the indemnifying party will not be liable for any legal or other expenses incurred by the indemnified party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the indemnifying party, one or more of the indemnified parties should be separately represented in connection with a claim, action, suit or proceeding, the indemnifying party will pay the reasonable fees and expenses of one separate counsel for the indemnified parties.  Each indemnified party, as a condition to receiving indemnification as provided in Section 8.1, will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought.  No indemnifying party will be liable for any settlement of any action effected without its prior written consent.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested (by written notice provided in accordance with Section 9.4) an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated hereby effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received written notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of a pending or threatened action with respect to which an indemnified party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the indemnified party from all liability and claims which are the subject matter of the pending or threatened action.

If for any reason the indemnification provided for in this Agreement is not available to, or is not sufficient to hold harmless, an indemnified party in respect of any loss or liability referred to in Section 8.1 as to which such indemnified party is entitled to indemnification thereunder, each indemnifying party shall, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of such loss or liability, (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and by the indemnified party, on the other hand, from the sale of Shares which is the subject of the claim, action, suit or proceeding which resulted in the loss or liability or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss or liability, as well as any other relevant equitable considerations.

The remedies provided for in Section 8.1 and this Section 8.2 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified person at law or in equity.

ARTICLE IX
MISCELLANEOUS

Section 9.1            Fees and Expenses.

(i)            Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; provided, however, that the Company shall pay, on the Effective Date, by wire transfer of immediately available funds (A) to the FINRA, the applicable filing fee with respect to the FINRA Filing and (B) to an account designated by the Investor’s counsel, promptly following the receipt of an invoice therefor, all reasonable attorneys’ fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by the Investor, up to $25,000, in connection with the preparation, negotiation, execution and delivery of this Agreement, legal due diligence of the Company and review of the Registration Statement, the Base Prospectus, the Current Report, any Permitted Free Writing Prospectus and all other related transaction documentation. The Company shall pay all U.S. federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with issuance of the Securities pursuant hereto. For the avoidance of doubt, all of the fees payable to the Investor or its counsel pursuant to this Section 9.1 shall be non-refundable, regardless of whether any Fixed Requests are issued by the Company or settled hereunder.

(ii)           If the Company issues a Fixed Request Notice and fails to deliver the Shares (which have been approved for listing or quotation on the Trading Market) to the Investor on the applicable Settlement Date and such failure continues for 10 Trading Days, the Company shall pay the Investor, in cash (or, at the option of the Investor, in shares of Common Stock which have not been registered under the Securities Act valued at the applicable Discount Price of the Shares failed to be delivered; provided that the issuance thereof by the Company would not violate the Securities Act or any applicable U.S. state securities laws), as partial damages for such failure and not as a penalty, an amount equal to 2.0% of the payment required to be paid by the Investor on such Settlement Date (i.e., the sum of the Fixed Amount Requested and the Optional Amount Dollar Amount) for the initial 30 days following such Settlement Date until the Shares (which have been approved for listing or quotation on the Trading Market) have been delivered, and an additional 2.0% for each additional 30-day period thereafter until the Shares (which have been approved for listing or quotation on the Trading Market) have been delivered, which amount shall be prorated for such periods less than 30 days (subject in all cases to the Trading Market Limit, except as expressly provided in Section 2.14). Nothing in this Section 9.1(ii) shall be deemed to release the Company from any liability for any breach under this Agreement, or to impair the rights of the Investor to compel specific performance by the Company of its obligations under this Agreement.

Section 9.2            Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial.

(i)            The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof this being in addition to any other remedy to which either party may be entitled by law or equity.

(ii)           Each of the Company and the Investor (a) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the City and State of New York, Borough of Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 9.2 shall affect or limit any right to serve process in any other manner permitted by law.

(iii)          EACH OF THE COMPANY AND THE INVESTOR HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE COMPANY AND THE INVESTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.2.

Section 9.3            Entire Agreement; Amendment.  This Agreement, together with the exhibits referred to herein and the Disclosure Schedule, represents the entire agreement of the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth herein. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto.  The Disclosure Schedule and all exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

Section 9.4            Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile (with facsimile machine confirmation of delivery received) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:	Poniard Pharmaceuticals, Inc.
750 Battery Street, Suite 330
San Francisco, California 94111
Telephone Number: (650) 583-3774
Fax: (650) 583-3789
Attention: Chief Financial Officer

With copies to:	Perkins Coie LLP
1201 Third Avenue, Suite 4800
Seattle, Washington 98101-3099
Telephone Number: (206) 359-8000
Fax: (206) 359-9000
Attention: Faith M. Wilson, Esq.

If to the Investor:	Small Cap Biotech Value, Ltd.
4th Floor, Rodus Building
Road Reef
Road Town, Tortola
British Virgin Islands
Telephone Number: (284) 494-8086
Fax: (284) 494-9474
Attention: Peter W. Poole

With copies to:	Greenberg Traurig, LLP
The MetLife Building
200 Park Avenue
New York, NY 10166
Telephone Number: (212) 801-9200
Fax: (212) 801-6400
Attention: Anthony J. Marsico, Esq.

Either party hereto may from time to time change its address for notices by giving at least 10 days advance written notice of such changed address to the other party hereto.

Section 9.5            Waivers.  No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought.

Section 9.6            Headings; Construction.  The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,”

“includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. The parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. In addition, each and every reference to share prices and shares of Common Stock in this Agreement shall be subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions that occur on or after the date of this Agreement.

Section 9.7            Successors and Assigns.  The Investor may not assign this Agreement to any person without the prior consent of the Company, in the Company’s sole discretion. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

Section 9.8            Governing Law.  This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

Section 9.9            Survival.  The representations, warranties, covenants and agreements of the Company and the Investor contained in this Agreement shall survive the execution and delivery hereof until the termination of this Agreement; provided, however, that (i) the provisions of Article VII (Termination), Article VIII (Indemnification), Section 9.1 (Fees and Expenses), Section 9.2 (Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial), Section 9.4 (Notices), Section 9.8 (Governing Law), Section 9.11 (Publicity), Section 9.12 (Severability) and this Section 9.9 (Survival) shall remain in full force and effect notwithstanding such termination, (ii) if the Investor owns any Securities at the time of such termination, the covenants and agreements of the Company and the Investor, as applicable, contained in Section 5.1(i) (Securities Compliance; FINRA Filing), Section 5.3 (Compliance with Laws), Section 5.7 (Stop Orders), Section 5.8 (Amendments to the Registration Statement; Prospectus Supplements; Free Writing Prospectuses), Section 5.9 (Prospectus Delivery), Section 5.11 (Effective Registration Statement), Section 5.12 (Non-Public Information) and 5.13 (Broker/Dealer) shall remain in full force and effect notwithstanding such termination for a period of six months following such termination, (iii) the covenants and agreements of the Investor contained in Section 5.10 (Selling Restrictions) shall remain in full force and effect notwithstanding such termination for a period of 90 days following such termination, and (iv) if the Investor owns any Securities at the time of such termination, the covenants and agreements of the Company contained in Section 5.2 (Registration and Listing) shall remain in full force and effect notwithstanding such termination for a period of 30 days following such termination.

Section 9.10         Counterparts.  This Agreement may be executed in counterparts, all of which taken together shall constitute one and the same original and binding instrument and shall become effective when all counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. In the event any signature is delivered by facsimile, digital or electronic transmission, such transmission shall constitute delivery of the manually executed original and the party using such means of delivery shall thereafter cause four additional executed signature pages to be physically delivered to the other parties within five days of the execution and delivery hereof.  Failure to provide or delay in the delivery of such additional executed signature pages shall not adversely affect the efficacy of the original delivery.

Section 9.11         Publicity.  The Investor shall have the right to approve, prior to issuance or filing, any press release, Commission filing or any other public disclosure made by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of this Agreement or the transactions contemplated hereby (unless the same disclosure has been previously reviewed and approved by the Investor); provided, however, that except as otherwise provided in this Agreement, the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure (including any filings with the Commission) with respect thereto as is required by applicable law and regulations (including the regulations of the Trading Market), so long as prior to making any such press release or other public disclosure, if reasonably practicable, the Company and its counsel shall have provided the Investor and its counsel with a reasonable opportunity to review and comment upon, and shall have consulted with the Investor and its counsel on the form and substance of, such press release or other disclosure.

Section 9.12         Severability.  The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 9.13         No Third Party Beneficiaries. Except as expressly provided in Article VIII, this Agreement is intended only for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 9.14         Further Assurances.  From and after the date of this Agreement, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

PONIARD PHARMACEUTICALS, INC.:

By:	/s/ Michael K. Jackson
Name: Michael K. Jackson
Title: Interim Chief Financial Officer

SMALL CAP BIOTECH VALUE, LTD.:

By:	/s/ Peter W. Poole
Name: Peter W. Poole
Title: Director

ANNEX A TO THE
COMMON STOCK PURCHASE AGREEMENT
DEFINITIONS

“Acceptable Financing” shall have the meaning assigned to such term in Section 5.6(ii) hereof.

“Affiliate” shall have the meaning assigned to such term in Rule 12b-2 under the Exchange Act.

“Aggregate Limit” shall have the meaning assigned to such term in Section 1.1 hereof.

“Agreement” shall have the meaning assigned to such term in the Preamble.

“ATM” shall have the meaning assigned to such term in Section 5.6(ii) hereof.

“Average Discount Price” shall have the meaning assigned to such term in Section 2.14 hereof.

“Base Price” shall have the meaning assigned to such term in Section 2.14 hereof.

“Base Prospectus” shall mean the Company’s prospectus, dated February 23, 2010, a preliminary form of which is included in the Registration Statement, including the documents incorporated by reference therein.

“Below Market Offering” shall have the meaning assigned to such term in Section 5.6(ii) hereof.

“Broker-Dealer” shall have the meaning assigned to such term in Section 5.13 hereof.

“Bylaws” shall have the meaning assigned to such term in Section 4.3 hereof.

“Charter” shall have the meaning assigned to such term in Section 4.3 hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission or any successor entity.

“Commission Documents” shall mean (1) all reports, schedules, registrations, forms, statements, information and other documents filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material filed pursuant to Section 13(a) or 15(d) of the Exchange Act, which have been filed by the Company since December 31, 2009 and which hereafter shall be filed by the Company during the Investment Period, including, without limitation, the Current Report and the Form 10-K filed by the Company for its fiscal year ended December 31, 2009 (the “2009 Form 10-K”), (2) the Registration Statement, as the same may be amended from time to time, the Prospectus and each Prospectus Supplement, and each Permitted Free Writing Prospectus and (3) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Commitment Shares” means 221,218 shares of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock which, concurrently with the execution and delivery of this Agreement on the Effective Date, the Company has caused its transfer agent to electronically transfer to the Investor not later than 4:00 p.m. (New York time) on the second Trading Day immediately following the Effective Date.

“Common Stock” shall have the meaning assigned to such term in the Recitals.

“Company” shall have the meaning assigned to such term in the Preamble.

“Current Market Price” means, with respect to any particular measurement date, the closing price of a share of Common Stock as reported on the Trading Market for the Trading Day immediately preceding such measurement date.

“Current Report” shall have the meaning assigned to such term in Section 1.4 hereof.

“Disclosure Schedule” shall have the meaning assigned to such term in Article IV hereof.

“Discount Price” shall have the meaning assigned to such term in Section 2.2 hereof.

“EDGAR” shall have the meaning assigned to such term in Section 4.3 hereof.

“Effective Date” shall mean the date of this Agreement.

“Environmental Laws” shall have the meaning assigned to such term in Section 4.15 hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Event Period” shall have the meaning assigned to such term in Section 7.2 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“FDA” shall have the meaning assigned to such term in Section 4.14(a) hereof.

“FINRA” shall have the meaning assigned to such term in Section 4.5 hereof.

“FINRA Filing” shall have the meaning assigned to such term in Section 5.1 hereof.

“Fixed Amount Requested” shall mean the amount of a Fixed Request requested by the Company in a Fixed Request Notice delivered pursuant to Section 2.1 hereof.

“Fixed Request” means the transactions contemplated under Sections 2.1 through 2.8 of this Agreement.

“Fixed Request Amount” means the actual amount of proceeds received by the Company pursuant to a Fixed Request under this Agreement.

“Fixed Request Exercise Date” shall have the meaning assigned to such term in Section 2.2 hereof.

“Fixed Request Notice” shall have the meaning assigned to such term in Section 2.1 hereof.

“Free Writing Prospectus” shall mean a “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Fundamental Transaction” means any one or more of the following: (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, with the result that the holders of the Company’s capital stock immediately prior to such consolidation or merger together beneficially own less than 50% of the outstanding voting power of the surviving or resulting corporation, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (3) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify its Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

“GAAP” shall mean generally accepted accounting principles in the United States of America as applied by the Company.

“Governmental Licenses” shall have the meaning assigned to such term in Section 4.14(a) hereof.

“Indebtedness” shall have the meaning assigned to such term in Section 4.9 hereof.

“Integration Notice” shall have the meaning assigned to such term in Section 5.6(ii) hereof.

“Intellectual Property” shall have the meaning assigned to such term in Section 4.14(b) hereof.

“Investment Period” shall have the meaning assigned to such term in Section 7.1 hereof.

“Investor” shall have the meaning assigned to such term in the Preamble.

“Issuer Free Writing Prospectus” shall mean an “issuer free writing prospectus,” as defined in Rule 433 promulgated under the Securities Act, relating to the Securities that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act, in each case, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“Market Capitalization” shall be calculated on the Trading Day preceding the applicable Pricing Period and shall be the product of (x) the number of shares of Common Stock outstanding and (y) the closing bid price of the Common Stock, both as determined by Bloomberg Financial LP using the DES and HP functions.

“Material Adverse Effect” shall mean any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would reasonably be expected to have, any effect on the business, operations, properties or condition (financial or otherwise) of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole, and/or any condition, occurrence, state of facts or event that would prohibit or otherwise materially interfere with or delay the ability of the Company to perform any of its obligations under this Agreement; provided, however, that none of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or insofar as reasonably can be foreseen would reasonably be expected to occur: (i) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (ii) changes generally affecting the biotechnology or pharmaceutical industries, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; and (iii) any effect of the announcement of this Agreement or the consummation of the transactions contemplated by this Agreement on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees.

“Material Agreements” shall have the meaning assigned to such term in Section 4.16 hereof.

“Multiplier” shall have the meaning assigned to such term in Section 2.3 hereof.

“Optional Amount” means the transactions contemplated under Sections 2.9 through 2.11 of this Agreement.

“Optional Amount Dollar Amount” shall mean the actual amount of proceeds received by the Company pursuant to the exercise of an Optional Amount under this Agreement.

“Optional Amount Notice” shall mean a notice sent to the Company with regard to the Investor’s election to exercise all or any portion of an Optional Amount, as provided in Section 2.11 hereof and substantially in the form attached hereto as Exhibit B.

“Optional Amount Threshold Price” shall have the meaning assigned to such term in Section 2.1 hereof.

“Other Financing” shall have the meaning assigned to such term in Section 5.6(ii) hereof.

“Other Financing Notice” shall have the meaning assigned to such term in Section 5.6(ii) hereof.

“Permitted Free Writing Prospectus” shall have the meaning assigned to such term in Section 5.8(ii) hereof.

“Plan” shall have the meaning assigned to such term in Section 4.22 hereof.

“Price Reset Provision” shall have the meaning assigned to such term in Section 5.6(ii) hereof.

“Pricing Period” shall mean a period of eight (8) consecutive Trading Days commencing on the Pricing Period start date set forth in the Fixed Request Notice, or such other period mutually agreed upon by the Investor and the Company.

“Prospectus” shall mean the Base Prospectus, as supplemented by any Prospectus Supplement, including the documents incorporated by reference therein, together with any Permitted Free Writing Prospectus.

“Prospectus Supplement” shall mean any prospectus supplement to the Base Prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

“Reduction Notice” shall have the meaning assigned to such term in Section 2.8 hereof.

“Reedland” shall have the meaning assigned to such term in Section 4.13 hereof.

“Reference Period” shall have the meaning assigned to such term in Section 5.6(ii) hereof.

“Registration Statement” shall mean the registration statement on Form S 3, Commission File Number 333-159253, filed by the Company with the Commission under the Securities Act for the registration of the Shares, as such Registration Statement may be amended and supplemented from time to time (including any related registration statement filed pursuant to Rule 462(b) under the Securities Act), including all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act.

“Restricted Period” shall have the meaning assigned to such term in Section 5.10(i) hereof.

“Restricted Person” shall have the meaning assigned to such term in Section 5.10(i) hereof.

“Restricted Persons” shall have the meaning assigned to such term in Section 5.10(i) hereof.

“Securities” shall mean, collectively, the Shares and the Commitment Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Settlement Date” shall have the meaning assigned to such term in Section 2.7 hereof.

“Shares” shall mean shares of Common Stock issuable to the Investor upon exercise of a Fixed Request and shares of Common Stock issuable to the Investor upon exercise of an Optional Amount.

“Short Sales” means “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

“Significant Subsidiary” means any Subsidiary of the Company that would constitute a Significant Subsidiary of the Company within the meaning of Rule 1-02 of Regulation S-X of the Commission.

“Signing Market Price” shall have the meaning assigned to such term in Section 2.14 hereof.

“Similar Financing” shall have the meaning assigned to such term in Section 5.6(ii) hereof.

“SOXA” shall have the meaning assigned to such term in Section 4.6(c) hereof.

“Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

“Threshold Price” is the lowest price (except to the extent otherwise provided in Section 2.6) at which the Company may sell Shares during the applicable Pricing Period as set forth in a Fixed Request Notice (not taking into account the applicable percentage discount during such Pricing Period determined in accordance with Section 2.2); provided, however, that at no time shall the Threshold Price be lower than $0.20 per share unless the Company and the Investor shall mutually agree.

“Total Commitment” shall have the meaning assigned to such term in Section 1.1 hereof.

“Trading Day” shall mean a full trading day (beginning at 9:30 a.m., New York City time, and ending at 4:00 p.m., New York City time) on the NASDAQ.

“Trading Market” means the Nasdaq Stock Market (or any successors thereto).

“Trading Market Limit” means, at any time, 9,444,116 shares of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (as adjusted for any stock splits, stock combinations, stock dividends, recapitalizations and other similar transactions that occur on or after the date of this Agreement); provided, however, that the Trading Market Limit shall not exceed under any circumstances that number of shares of Common Stock that the Company may issue pursuant to this Agreement and the transactions contemplated hereby without (a) breaching the Company’s obligations under the rules and regulations of the Trading Market or (b) obtaining stockholder approval under the applicable rules and regulations of the Trading Market.

“VWAP” shall mean the daily volume weighted average price (based on a Trading Day from 9:30 a.m. to 4:00 p.m. (New York time)) of the Company on the Trading Market as reported by Bloomberg Financial L.P. using the AQR function.

“Warrant Value” shall mean the fair value of all warrants, options and other similar rights issued to a third party in connection with an Other Financing, determined by using a standard Black-Scholes option-pricing model using an expected volatility percentage as shall be mutually agreed by the Investor and the Company.  In the case of a dispute relating to such expected volatility assumption, the Investor shall obtain applicable volatility data from three investment banking firms of nationally recognized reputation, and the parties hereto shall use the average thereof for purposes of determining the expected volatility percentage in connection with the Black-Scholes calculation referred to in the immediately preceding sentence.

EXHIBIT A TO THE
COMMON STOCK PURCHASE AGREEMENT
FORM OF FIXED REQUEST NOTICE

Reference is made to the Common Stock Purchase Agreement dated as of December 20, 2010, (the “Purchase Agreement”) between Poniard Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Washington (the “Company”), and Small Cap Biotech Value, Ltd., a business company incorporated under the laws of the British Virgin Islands. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

In accordance with and pursuant to Section 2.1 of the Purchase Agreement, the Company hereby issues this Fixed Request Notice to exercise a Fixed Request for the Fixed Amount Requested indicated below.

Fixed Amount Requested:

Optional Amount Dollar Amount:

Pricing Period start date:

Pricing Period end date:

Settlement Date:

Fixed Request Threshold Price:

Optional Amount Threshold Price:

Dollar Amount of Common Stock Currently Unissued under the Registration Statement

Dollar Amount of Common Stock Currently Available under the Aggregate Limit:

Dated:	By:
Name:
Title:

Address:
Facsimile No.:

AGREED AND ACCEPTED

By:
Name:
Title:

EXHIBIT B TO THE
COMMON STOCK PURCHASE AGREEMENT
FORM OF OPTIONAL AMOUNT NOTICE

To:
Fax#:

Reference is made to the Common Stock Purchase Agreement dated as of December 20, 2010 (the “Purchase Agreement”) between Poniard Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Washington (the “Company”), and Small Cap Biotech Value, Ltd., a business company incorporated under the laws of the British Virgin Islands (the “Investor”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

In accordance with and pursuant to Section 2.11 of the Purchase Agreement, the Investor hereby issues this Optional Amount Notice to exercise an Optional Amount for the Optional Amount Dollar Amount indicated below.

Optional Amount Dollar Amount Exercised

Number of Shares to be purchased

VWAP on the date hereof:

Discount Price:

Settlement Date:

Threshold Price:

Dated:	By:
Name:
Title:

Address:
Facsimile No.:

EXHIBIT C TO THE
COMMON STOCK PURCHASE AGREEMENT
CERTIFICATE OF THE COMPANY

CLOSING CERTIFICATE

                   201

The undersigned, the [                      ] of Poniard Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Washington (the “Company”), delivers this certificate in connection with the Common Stock Purchase Agreement, dated as of December 20, 2010 (the “Agreement”), by and between the Company and Small Cap Biotech Value, Ltd., a business company incorporated under the laws of the British Virgin Islands (the “Investor”), and hereby certifies on the date hereof that (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

1.             Attached hereto as Exhibit A is a true, complete and correct copy of the Articles of Incorporation of the Company as filed with the Secretary of State of the State of Washington. The Articles of Incorporation of the Company have not been further amended or restated, and no document with respect to any amendment to the Articles of Incorporation of the Company has been filed in the office of the Secretary of State of the State of Washington since the date shown on the face of the state certification relating to the Company’s Articles of Incorporation, which is in full force and effect on the date hereof, and no action has been taken by the Company in contemplation of any such amendment or the dissolution, merger or consolidation of the Company.

2.             Attached hereto as Exhibit B is a true and complete copy of the Bylaws of the Company, as amended and restated through, and as in full force and effect on, the date hereof, and no proposal for any amendment, repeal or other modification to the Bylaws of the Company has been taken or is currently pending before the Board of Directors or shareholders of the Company.

3.             The Board of Directors of the Company has approved the transactions contemplated by the Agreement; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof.

4.             Each person who, as an officer of the Company, or as attorney-in-fact of an officer of the Company, signed (i) the Agreement and (ii) any other document delivered prior hereto or on the date hereof in connection with the transactions contemplated by the Agreement, was duly elected, qualified and acting as such officer or duly appointed and acting as such attorney-in-fact, and the signature of each such person appearing on any such document is his genuine signature.

IN WITNESS WHEREOF, I have signed my name as of the date first above written.

By:
Title:

EXHIBIT D TO THE
COMMON STOCK PURCHASE AGREEMENT
COMPLIANCE CERTIFICATE

In connection with the issuance of shares of common stock of Poniard Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Washington (the “Company”), pursuant to the Fixed Request Notice, dated [                          ], delivered by the Company to Small Cap Biotech Value, Ltd. (the “Investor”) pursuant to Article II of the Common Stock Purchase Agreement, dated as of December 20, 2010, by and between the Company and the Investor (the “Agreement”), the undersigned hereby certifies as follows:

1.             The undersigned is the duly elected [                          ] of the Company.

2.             Except as set forth in the attached Disclosure Schedule, the representations and warranties of the Company set forth in Article IV of the Agreement (i) that are not qualified by “materiality” or “Material Adverse Effect” are true and correct in all material respects as of [insert Fixed Request Exercise Date] and as of the date hereof with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct in all material respects as of such other date and (ii) that are qualified by “materiality” or “Material Adverse Effect” are true and correct as of [insert Fixed Request Exercise Date] and as of the date hereof with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct as of such other date.

3.             The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by the Company at or prior to [insert Fixed Request Exercise Date] and the date hereof.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Agreement.

The undersigned has executed this Certificate this [      ] day of [                      ], 201[    ].

By:

Name:

Title:

DISCLOSURE SCHEDULE
RELATING TO THE COMMON STOCK
PURCHASE AGREEMENT, DATED AS OF DECEMBER 20, 2010
BETWEEN PONIARD PHARMACEUTICALS, INC. AND SMALL CAP BIOTECH VALUE, LTD.

This disclosure schedule is made and given pursuant to Article IV of the Common Stock Purchase Agreement, dated as of December 20, 2010 (the “Agreement”), by and between Poniard Pharmaceuticals, Inc., a Washington corporation (the “Company”), and Small Cap Biotech Value, Ltd., a business company incorporated under the laws of the British Virgin Islands.  Unless the context otherwise requires, all capitalized terms are used herein as defined in the Agreement.  The numbers below correspond to the section numbers of representations and warranties in the Agreement most directly modified by the below exceptions.